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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) July 16, 1998



                                TEREX CORPORATION
-------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


            Delaware                   1-10702                34-1531521
-------------------------------------------------------------------------------
       Of Incorporation)            File Number)          Identification No.)


           500 Post Road East, Suite 320, Westport, Connecticut 06880
-------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (203) 222-7170


                                 NOT APPLICABLE
-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


===============================================================================
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                                       2

Item 5.  Other Events.

On March 31, 1998, the Company issued and sold $150 million aggregate principal amount of 8-7/8% Senior Subordinated Notes Due 2008 (the "New Senior Subordinated Notes"). The New Senior Subordinated Notes were issued and sold pursuant to an exemption from registration under the Securities Act of 1933, as amended. The New Senior Subordinated Notes are unsecured and repayment is guaranteed on an unsecured basis by certain of the Company's domestic subsidiaries. The proceeds of the issuance and sale of the New Senior Subordinated Notes were used to fund a portion of the aggregate consideration for the acquisition of O&K Mining GmbH and for general corporate purposes.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

(a)   Financial Statements;

The following financial statements are attached hereto and filed as part of this report:

                       TEREX CORPORATION AND SUBSIDIARIES

                   Index to Consolidated Financial Statements

                         TEREX CORPORATION (REGISTRANT)
            CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 1997
                    AND 1996 AND FOR EACH OF THE THREE YEARS
                      IN THE PERIOD ENDED DECEMBER 31, 1997

                                                                            Page

   Report of independent accountants.........................................  5
   Consolidated statement of operations .....................................  6
   Consolidated balance sheet................................................  7
   Consolidated statement of changes in stockholders' equity (deficit).......  8
   Consolidated statement of cash flows......................................  9
   Notes to consolidated financial statements................................ 10

                         TEREX CORPORATION (REGISTRANT)
              UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
      AS OF MARCH 31, 1998, AND DECEMBER 31, 1997 AND FOR THE THREE MONTHS
                          ENDED MARCH 31, 1998 AND 1997

   Unaudited condensed consolidated statement of operations.................. 39
   Unaudited condensed consolidated balance sheet............................ 40
   Unaudited condensed consolidated statement of cash flows.................. 41
   Notes to unaudited condensed consolidated financial statements............ 42

                          PPM CRANES, INC. (GUARANTOR)
       CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 1997 AND 1996
               AND FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                  AND THE EIGHT MONTHS ENDED DECEMBER 31, 1995

   Report of independent accountants......................................... 51
   Consolidated statement of operations...................................... 52
   Consolidated balance sheet................................................ 53
   Consolidated statement of changes in shareholders' deficit................ 54
   Consolidated statement of cash flows...................................... 55
   Notes to consolidated financial statements................................ 56

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                                       3


                          PPM CRANES, INC. (GUARANTOR)
              UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                AS OF MAY 9, 1995
                       AND FOR THE FOUR MONTHS THEN ENDED

                                                                            Page

    Unaudited condensed consolidated statement of operations................. 64
    Unaudited condensed consolidated balance sheet........................... 65
    Unaudited condensed consolidated statement of cash flows................. 66
    Unaudited notes to condensed consolidated financial statements........... 67

                          PPM CRANES, INC. (GUARANTOR)
              UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                   AS OF MARCH 31, 1998 AND DECEMBER 31, 1997
             AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997

    Unaudited condensed consolidated statement of operations................. 69
    Unaudited condensed consolidated balance sheet........................... 70
    Unaudited condensed consolidated statement of cash flows................. 71
    Unaudited notes to condensed consolidated financial statements........... 72


(b)  Pro Forma Financial Information

        Not applicable.

(c)  Exhibits


10.1 Purchase Agreement, dated as of March 24, 1998, of Terex Corporation, each of the subsidiaries of Terex Corporation listed therein and Credit Suisse First Boston Corporation, CIBC Oppenheimer Corp., Morgan Stanley & Co. Incorporated, Salomon Brothers Inc and BancBoston Securities
         Inc., for the issue and sale of U.S. $150,000,000 of 8-7/8% Senior Subordinated Notes due 2008 (incorporated by reference to Exhibit 10.8 of the Form 8-K Current Report, Commission File No.1-10702, dated March 31, 1998 and filed with the Commission on April 7, 1998).

10.2 Indenture, dated as of March 31, 1998, between Terex Corporation, each of the subsidiaries of Terex Corporation listed therein, as Issuer and United States Trust Company of New York, as Trustee, for $150,000,000 of 8-7/8% Senior Subordinated Notes due 2008 (incorporated by reference to Exhibit 10.9 of the Form 8-K Current Report, Commission File No.1-10702, dated March 31, 1998 and filed with the Commission on April 7, 1998).


10.3 Registration Rights Agreement, dated as of March 31, 1998, of Terex Corporation, each of the subsidiaries of Terex Corporation listed therein and Credit Suisse First Boston Corporation, CIBC Oppenheimer Corp., Morgan Stanley & Co. Incorporated, Salomon Brothers Inc and BancBoston Securities Inc., for the issue and sale of U.S. $150,000,000 of 8-7/8% Senior Subordinated Notes due 2008 (incorporated by reference to Exhibit 10.10 of the Form 8-K Current Report, Commission File No.1-10702, dated March 31, 1998 and filed with the Commission on April 7, 1998).

23.1     Independent   Accountants'  Consent  of   PricewaterhouseCoopers   LLP,
         Stamford, Connecticut.

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                                       4



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 1998

                                TEREX CORPORATION


                                By:  /s/  Joseph F. Apuzzo
                                    Joseph F. Apuzzo
                                    Vice President Finance and Controller
                                    (Principal Financial and Accounting Officer)

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                                       5



                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
and Stockholders of Terex Corporation

In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations, changes in stockholders' equity (deficit) and cash flows present fairly, in all material respects, the financial position of Terex Corporation and its subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




Price Waterhouse LLP

Stamford, Connecticut
March 6, 1998
except as to Notes P and Q
which are as of March 31, 1998

                                       6

                       TEREX CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                     (in millions except per share amounts)

                                                                         Year Ended December 31,
                                                                   ------------------------------------
                                                                       1997        1996        1995
                                                                   ----------- ----------- ------------
NET SALES......................................................... $   842.3   $    678.5  $   501.4

COST OF GOODS SOLD................................................     702.7        609.3      431.0
                                                                   ----------- ----------- ------------
   Gross Profit...................................................     139.6         69.2       70.4

ENGINEERING, SELLING AND ADMINISTRATIVE EXPENSES..................      68.5         64.1       57.6
                                                                   ----------- ----------- ------------

   Income from operations.........................................      71.1          5.1       12.8

OTHER INCOME (EXPENSE)
   Interest income................................................       0.9          1.2        0.7
   Interest expense...............................................     (39.4)       (44.8)     (38.7)
   Amortization of debt issuance costs............................      (2.6)        (2.6)      (2.3)
   Other income (expense) - net...................................       1.0         (1.1)      (4.6)
                                                                   ----------- ----------- ------------

  INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
     INCOME TAXES AND EXTRAORDINARY ITEMS.........................      31.0        (42.2)     (32.1)

PROVISION FOR INCOME TAXES........................................      (0.7)       (12.1)     ---
                                                                   ----------- ----------- ------------

  INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
   EXTRAORDINARY ITEMS............................................      30.3        (54.3)     (32.1)

INCOME FROM DISCONTINUED OPERATIONS
  (net of tax expense of  $2.6, in 1996)..........................     ---          102.0        4.4
                                                                   ----------- ----------- ------------

  INCOME (LOSS) BEFORE EXTRAORDINARY ITEMS........................      30.3         47.7      (27.7)

EXTRAORDINARY LOSS ON RETIREMENT OF DEBT..........................     (14.8)       ---         (7.5)
                                                                   ----------- ----------- ------------

   NET INCOME (LOSS)..............................................      15.5         47.7      (35.2)

LESS PREFERRED STOCK ACCRETION....................................      (4.8)       (22.9)      (7.3)
                                                                   ----------- ----------- ------------

   INCOME (LOSS) APPLICABLE TO COMMON STOCK....................... $    10.7   $     24.8  $   (42.5)
                                                                   =========== =========== ============

PER COMMON AND COMMON EQUIVALENT SHARE:
  Basic
      Income (loss) from continuing operations.................... $   1.57    $   (6.54)  $    (3.79)
      Income from discontinued operations.........................     ---          8.64         0.42
                                                                   ----------- ----------- ------------
         Income (loss) before extraordinary items.................     1.57         2.10        (3.37)
      Extraordinary loss on retirement of debt....................    (0.91)        ---         (0.72)
                                                                   =========== =========== ============

     Net income (loss)............................................ $   0.66    $    2.10   $    (4.09)
                                                                   =========== =========== ============
  Diluted
      Income (loss) from continuing operations.................... $   1.44    $   (5.81)  $    (3.79)
      Income from discontinued operations.........................     ---          7.67         0.42
                                                                   ----------- ----------- ------------
          Income (loss) before extraordinary items................     1.44         1.86        (3.37)
      Extraordinary loss on retirement of debt....................    (0.84)        ---         (0.72)
                                                                   ----------- ----------- ------------

      Net income (loss)........................................... $   0.60    $    1.86   $    (4.09)
                                                                   =========== =========== ============
AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT SHARES
     OUTSTANDING IN PER SHARE CALCULATION:
        Basic.....................................................      16.2         11.8       10.4
        Diluted...................................................      17.7         13.3       10.4

   The accompanying notes are an integral part of these financial statements.


                       TEREX CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                         (in millions, except par value)

                                                                                              December 31,
                                                                                      --------------------------
                                                                                          1997          1996
                                                                                      ------------- ------------
CURRENT ASSETS
   Cash and cash equivalents......................................................... $     28.7    $     72.0
   Trade receivables (net of allowance of $4.5 in 1997 and $7.0 in 1996).............      139.3         110.3
   Net inventories...................................................................      232.1         190.6
   Other current assets..............................................................       26.4          17.3
                                                                                      ------------- -----------
                      Total Current Assets...........................................      426.5         390.2

LONG-TERM ASSETS
   Property, plant and equipment - net...............................................       47.8          31.7
   Goodwill - net....................................................................       88.4          32.4
   Other assets - net................................................................       25.8          16.9
                                                                                      ------------- -----------

TOTAL ASSETS......................................................................... $    588.5    $    471.2
                                                                                      ============= ===========

CURRENT LIABILITIES
   Notes payable and current portion of long-term debt............................... $     26.6    $     19.2
   Trade accounts payable............................................................      138.1         104.4
   Accrued compensation and benefits.................................................       16.4          15.8
   Accrued warranties and product liability..........................................       25.3          19.4
   Other current liabilities.........................................................       29.7          36.2
                                                                                      ------------- -----------
                     Total Current Liabilities.......................................      236.1         195.0

NON CURRENT LIABILITIES
   Long-term debt, less current portion..............................................      273.5         262.1
   Other.............................................................................       18.7          29.6

MINORITY INTEREST, INCLUDING REDEEMABLE PREFERRED STOCK OF A SUBSIDIARY
   Liquidation preference $0 in 1997 and $21.4 in 1996...............................        0.6          10.0

REDEEMABLE CONVERTIBLE PREFERRED STOCK
   Liquidation preference $0 in 1997 and $46.2 in 1996...............................      ---           46.2

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
   Warrants to purchase common stock.................................................        0.8           3.2
   Equity rights.....................................................................        3.2         ---
   Common Stock, $0.01 par value --
      authorized 30.0 shares; issued and outstanding 20.5 in 1997 and 13.2 in 1996...        0.2           0.1
   Additional paid-in capital........................................................      178.7          55.8
   Accumulated deficit...............................................................     (115.4)       (126.1)
   Pension liability adjustment......................................................       (1.8)         (2.0)
   Cumulative translation adjustment.................................................       (6.1)         (2.7)
                                                                                      ------------- -----------
                   Total Stockholders' Equity (Deficit)..............................       59.6         (71.7)
                                                                                      ------------- -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)................................. $    588.5    $    471.2
                                                                                      ============= ===========

   The accompanying notes are an integral part of these financial statements.

                       TEREX CORPORATION AND SUBSIDIARIES
       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                                  (in millions)

                                                                                          Unrealized
                                                         Additional  Accumu-    Pension     Holding   Cumulative
                                      Equity    Common    Paid-in     lated    Liability     Gain     Translation
                           Warrants   Rights    Stock     Capital    Deficit   Adjustment   (Loss)    Adjustment    Total
                          --------- --------- --------- ----------- --------- ----------- ---------- ------------- --------
BALANCE AT DECEMBER 31,
   1994...................$  17.6   $  ---    $   0.1   $   40.1    $ (108.4) $   (1.8)   $   1.8    $   (5.1)     $ (55.7)
 Conversion of Warrants...   (0.4)     ---        ---        0.4       ---        ---        ---         ---          ---
 Net loss.................    ---      ---        ---        ---       (35.2)     ---        ---         ---         (35.2)
 Accretion of carrying
   value of redeemable
   preferred stock to
   redemption value.......    ---      ---        ---        ---        (7.3)     ---        ---         ---          (7.3)

 Pension liability            ---      ---        ---        ---       ---        (0.9)      ---         ---          (0.9)
   adjustment.............
 Unrealized holding loss
   on equity securities...    ---      ---        ---        ---       ---        ---       (0.8)        ---          (0.8)
 Translation adjustment...    ---      ---        ---        ---       ---        ---        ---          3.0          3.0
                          --------- --------- ---------- ---------- --------- ----------- ---------- ------------- --------

BALANCE AT DECEMBER 31,
   1995...................    17.2     ---        0.1       40.5      (150.9)     (2.7)      1.0         (2.1)       (96.9)
 Conversion of Warrants...   (14.0)    ---        ---       14.0       ---        ---        ---        ---           ---
 Issuance of common stock.    ---      ---        ---        1.3       ---        ---        ---        ---            1.3
 Net income...............    ---      ---        ---        ---        47.7      ---        ---        ---           47.7
 Accretion of carrying
   value of redeemable
   preferred stock to         ---      ---        ---        ---       (22.9)     ---        ---        ---          (22.9)
   redemption value.......
 Pension liability            ---      ---        ---        ---       ---         0.7       ---        ---            0.7
   adjustment.............
 Unrealized holding loss
   on equity securities...    ---      ---        ---        ---       ---        ---       (1.0)       ---           (1.0)
 Translation adjustment...    ---      ---        ---        ---       ---        ---        ---        (0.6)         (0.6)
                          ---------- --------- ---------- --------- --------- ----------- ---------- ------------  ---------

BALANCE AT DECEMBER 31,
   1996...................    3.2      ---        0.1       55.8      (126.1)     (2.0)      ---        (2.7)        (71.7)
 Conversion of Warrants...   (2.4)     ---        ---        2.4       ---        ---        ---        ---           ---
 Issuance of Common Stock.    ---      ---        0.1      106.1       ---        ---        ---        ---          106.2
 Net income...............    ---      ---        ---        ---        15.5      ---        ---        ---           15.5
 Accretion of carrying
   value of redeemable
   preferred stock to         ---      ---        ---        ---        (4.8)     ---        ---        ---           (4.8)
   redemption value.......
 Reclassification of
   equity rights from non-
   current liabilities....    ---      3.2        ---        ---       ---        ---        ---        ---            3.2
 Exchange of Preferred
   Stock of a subsidiary
   for common stock.......    ---      ---        ---        13.4      ---        ---        ---        ---           13.4
 Conversion of Series B
   preferred stock........    ---      ---        ---         1.0      ---        ---        ---        ---            1.0
 Pension liability
   adjustment.............    ---      ---        ---        ---       ---         0.2       ---        ---            0.2
 Translation adjustment...    ---      ---        ---        ---       ---        ---        ---       (3.4)          (3.4)
                           --------- --------- --------- ------------ --------- --------- --------- ------------  ---------

BALANCE AT DECEMBER 31,
   1997....................$   0.8   $  3.2    $   0.2   $   178.7    $ (115.4) $ (1.8)   $  ---    $  (6.1)      $   59.6
                           ========= ========= ========= ============ ========= ========= ========= ============  =========


   The accompanying notes are an integral part of these financial statements.

                                       9

                       TEREX CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (in millions)

                                                                                    Year Ended December 31,
                                                                          ------------------------------------------
                                                                                1997          1996          1995
                                                                          -------------- -------------- ------------

OPERATING ACTIVITIES
Net Income (Loss).........................................................$     15.5     $     47.7     $    (35.2)
Adjustments to reconcile net income (loss) to cash used in operating activities:
   Depreciation...........................................................       8.2            7.0            7.4
   Amortization...........................................................       6.1            6.7            5.5
   Extraordinary loss on retirement of debt...............................      14.8           ---             7.5
   Gain on sale of discontinued operations................................     ---             (84.5)        ---
   Impairment charges and asset writedowns................................     ---              33.8         ---
   Deferred taxes.........................................................     ---              11.3         ---
   Other..................................................................       0.1            (2.9)         (0.9)
   Changes in operating assets and liabilities (net of effects of acquisitions):
       Trade receivables..................................................      (4.8)          (23.7)          7.0
       Net inventories....................................................     (11.5)          (12.7)         (7.9)
       Net assets of discontinued operations..............................     ---              (5.4)          2.0
       Trade accounts payable.............................................       6.5             4.9          (2.3)
       Accrued compensation and benefits..................................      (2.6)            3.3           5.6
       Other, net.........................................................     (32.6)           (3.1)        (17.3)
                                                                          --------------- ------------- -------------
         Net cash used in operating activities............................      (0.3)          (17.6)        (28.6)
                                                                          --------------- ------------- -------------

INVESTING ACTIVITIES
   Net proceeds from sale of discontinued operations .....................     ---             137.2         ---
   Acquisition of businesses, net of cash acquired........................     (97.2)          ---           (92.4)
   Capital expenditures...................................................      (9.9)           (8.1)         (5.2)
   Proceeds from sale of excess assets....................................       8.5             6.5           3.3
   Other..................................................................     ---               0.1           0.2
                                                                          --------------- ------------- -------------
         Net cash provided by (used in) investing activities..............     (98.6)          135.7         (94.1)
                                                                          --------------- ------------- -------------

FINANCING ACTIVITIES
   Redemption of preferred stock..........................................     (45.4)          ---           ---
   Issuance of common stock...............................................     104.6           ---           ---
   Net borrowings (repayments) under revolving line of credit agreements..      99.7           (55.0)         35.9
   Principal repayments of long-term debt.................................     (83.7)           (1.0)       (153.9)
   Proceeds from issuance of long-term debt, net of issuance costs........     ---             ---           239.8
   Other..................................................................     (11.0)            5.6         ---
                                                                          --------------- ------------- -------------
         Net cash provided by (used in) financing activities..............      64.2           (50.4)        121.8
                                                                          --------------- ------------- -------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS..............
                                                                                (8.6)           (2.7)         (0.3)
                                                                          --------------- ------------- -------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS......................     (43.3)           65.0          (1.2)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD..........................      72.0             7.0           8.2
                                                                          =============== ============= =============

CASH AND CASH EQUIVALENTS AT END OF PERIOD................................$     28.7      $     72.0    $      7.0
                                                                          =============== ============= =============

   The accompanying notes are an integral part of these financial statements.

                       TEREX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1997
 (dollar amounts in millions, unless otherwise noted, except per share amounts)


NOTE A -- SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation. As set forth in Note B below, the Company sold its Clark Material Handling business on November 27, 1996. The sale resulted in a gain of $84.5. The Clark Material Handling business is accounted for as a discontinued operation in the consolidated statement of operations for the years ended December 31, 1996 and 1995.

Generally accepted accounting principles permit, but do not require, the allocation of interest expense between continuing and discontinued operations. Because the methods allowed under generally accepted accounting principles for calculating interest expense to be allocated to discontinued operations are not necessarily indicative of the use of proceeds from the sale of the Clark Material Handling business by the Company, and the effect on interest expense of the continuing operations of the Company, the Company has elected not to allocate interest expense to discontinued operations. The results of this election is that loss from continuing operations includes substantially all of the interest expense of the Company, and income from discontinued operations does not include any material interest expense.

Principles of Consolidation. The Consolidated Financial Statements include the accounts of Terex Corporation and its majority owned subsidiaries ("Terex" or the "Company"). All material intercompany balances, transactions and profits have been eliminated. The equity method is used to account for investments in affiliates in which the Company has an ownership interest between 20% and 50%. Investments in entities in which the Company has an ownership interest of less than 20% are accounted for on the cost method or at fair value in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities."

Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents. Cash equivalents consist of highly liquid investments with original maturities of three months or less. The carrying amount of cash and cash equivalents approximates their fair value.

Inventories. Inventories are stated at the lower of cost or market value. Cost is determined by the first-in, first-out ("FIFO") method.

Debt Issuance Costs. Debt issuance costs incurred in securing the Company's financing arrangements are capitalized and amortized over the term of the associated debt. Capitalized debt issuance costs related to debt that is retired early are charged to expense at the time of retirement. Debt issuance costs before amortization totaled $12.6 and $16.9 at December 31, 1997 and 1996, respectively. During 1997, 1996 and 1995, the Company amortized $2.6, $2.6 and $2.3, respectively, of capitalized debt issuance costs; in addition, $4.1 and $7.5 of such costs were charged to extraordinary loss on retirement of debt in 1997 and 1995, respectively.

Intangible Assets. Intangible assets include purchased patents and trademarks. Costs allocated to patents, trademarks and other specifically identifiable assets arising from business combinations are amortized on a straight-line basis over the respective estimated useful lives not exceeding seven years.

Goodwill. Goodwill, representing the difference between the total purchase price and the fair value of assets (tangible and intangible) and liabilities at the date of acquisition, is being amortized on a straight-line basis over between fifteen and forty years. Accumulated amortization is $8.9 and $5.6 at December 31, 1997 and 1996, respectively.

Property, Plant and Equipment. Property, plant and equipment are stated at cost. Expenditures for major renewals and improvements are capitalized while expenditures for maintenance and repairs not expected to extend the life of an asset beyond its normal useful life are charged to expense when incurred. Plant and equipment are depreciated over the estimated useful lives of the assets under the straight-line method of depreciation for financial reporting purposes and both straight-line and other methods for tax purposes.

Impairment of Long Lived Assets. The Company's policy is to assess the realizability of its long lived assets and to evaluate such assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets (or group of assets) may not be recoverable. Impairment is determined to exist if the estimated future undiscounted cash flows is less than its carrying value. The amount of any impairment then recognized would be calculated as the difference between estimated future discounted cash flows and the carrying value of the asset. (See Note D -- "Impairment of Long Lived Assets and Other Special Charges.")

Revenue Recognition. Revenue and costs are generally recorded when products are shipped and invoiced to either independently owned and operated dealers or to customers. Certain new units may be invoiced prior to the time customers take physical possession. Revenue is recognized in such cases only when the customer has a fixed commitment to purchase the units, the units have been completed, tested and made available to the customer for pickup or delivery, and the customer has requested that the Company hold the units for pickup or delivery at a time specified by the customer in the sales documents. In such cases, the units are invoiced under the Company's customary billing terms, title to the units and risks of ownership pass to the customer upon invoicing, the units are segregated from the Company's inventory and identified as belonging to the customer and the Company has no further obligations under the order.

Accrued Warranties and Product Liability. The Company records accruals for potential warranty and product liability claims based on the Company's claim experience. Warranty costs are accrued at the time revenue is recognized. The Company provides self-insurance accruals for estimated product liability experience on known claims and for claims anticipated to have been incurred which have not yet been reported. The Company's product liability accruals are presented on a gross settlement basis.

Non Pension Postretirement Benefits. The Company provides postretirement benefits to certain former salaried and hourly employees and certain hourly employees covered by bargaining unit contracts that provide such benefits and has elected the delayed recognition method of adoption of the new standard related to the benefits. (See Note L -- "Retirement Plans.")

Foreign Currency Translation. Assets and liabilities of the Company's international operations are translated at year-end exchange rates. Income and expenses are translated at average exchange rates prevailing during the year. For operations whose functional currency is the local currency, translation adjustments are accumulated in the Cumulative Translation Adjustment component of Stockholders' Equity (Deficit). Gains or losses resulting from foreign currency transactions are included in Other income (expense) -- net.

Foreign Exchange Contracts. The Company uses foreign exchange contracts to hedge recorded balance sheet amounts related to certain international operations and firm commitments that create currency exposures. The Company does not enter into speculative contracts. Gains and losses on hedges of assets and liabilities are recognized in income as offsets to the gains and losses from the underlying hedged amounts. Gains and losses on hedges of firm commitments are recorded on the basis of the underlying transaction. At December 31, 1997 and 1996 the Company had foreign exchange contracts, which were hedges of firm commitments, totaling $13.8 and $29.4, respectively, fair value of which approximates their carrying value.

Environmental Policies. Environmental expenditures that relate to current operations are either expensed or capitalized depending on the nature of the expenditure. Expenditures relating to conditions caused by past operations that do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or remedial actions are probable, and the costs can be reasonably estimated. Such amounts were not material at December 31, 1997 and 1996.

Research and Development Costs. Research and development costs are expensed as incurred. Such costs incurred in the development of new products or significant improvements to existing products are included in Engineering, Selling and Administrative Expenses.

Income Taxes. The Company records deferred tax assets and liabilities based upon the difference between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. The Company records a valuation allowance for deferred tax assets if realization of such assets is dependent on future taxable income. (See Note I -- "Income Taxes.")

Earnings Per Share. Effective with the fourth quarter of 1997, Terex implemented SFAS No. 128 "Earnings per Share", which establishes new standards for computing and presenting earnings per share and requires the disclosure of basic and diluted amounts. Earnings per share amounts for all prior periods have been restated. Basic earnings per share is computed by dividing net income for the period by the weighted average number of Terex common shares outstanding. Diluted earnings per share, which is consistent with the Company's previously disclosed amounts, is computed by dividing net income for the period by the weighted average number of Terex common shares outstanding and dilutive common stock equivalents.


NOTE B -- DISCONTINUED OPERATIONS

The Company sold its worldwide  Clark  Material  Handling  business  ("CMHC") on
November 27, 1996 for $139.5 in cash. The sale resulted in a $84.5 gain net of $2.6 of income taxes. CMHC comprised the Company's Material Handling Segment. The accompanying Consolidated Statement of Operations for the years ended December 31, 1996 and 1995 include the results of CMHC in "Income from Discontinued Operations." Please refer to Note A - Basis of Presentation for a discussion of allocation of interest expense. Summary operating results of discontinued operations are as follows:

                                                         Year Ended
                                                        December 31,
                                                 -------------------------
                                                    1996          1995
                                                 -----------   -----------
Net sales.....................................   $  404.6      $   528.8
Income before income taxes....................       17.5            4.4
Provision for income taxes....................      ---            ---

Income from operations of
  discontinued operations.....................   $   17.5      $     4.4
Gain on sale of discontinued operations.......       84.5          ---
                                                 ===========   ===========
Income from discontinued operations...........   $  102.0      $     4.4
                                                 ===========   ===========



NOTE C -- ACQUISITIONS

Simon Access and Baraga - On April 7, 1997, the Company completed the purchase of the industrial businesses of Simon Access division ("Simon Access") of Simon Engineering plc for $90 in cash, subject to adjustment. Simon Access consists principally of several business units in the United States and Europe which are engaged in the manufacture and sale of access equipment designed to position people and materials to work at heights. Simon Access products include truck mounted aerial devices, aerial work platforms and truck mounted cranes (boom trucks) which are sold to utility companies as well as to customers in the industrial and construction markets. Specifically, the Company acquired 100% of the outstanding common stock of (i) Simon-Telelect Inc. (now named Terex-Telelect, Inc.), a Delaware corporation, (ii) Simon Aerials, Inc. (now named Terex Aerials, Inc.), a Wisconsin corporation, (iii) Sim-Tech Management Limited, a private limited company incorporated under the laws of Hong Kong,
(iv) Simon-Cella,  S.r.l., a company  incorporated  under the laws of Italy, and
(v) Simon Aerials Limited (now named Terex Aerials Limited), a company incorporated under the laws of Ireland; and 60% of the outstanding common stock of Simon-Tomen Engineering Company Limited, a limited liability stock company organized under the laws of Japan. Not included in the businesses acquired were Simon Access' fire fighting equipment business. The Company obtained the funds necessary to complete the transaction from its cash on hand and borrowings under a new revolving credit facility. (See Note G - "Long-Term Obligations").

On April 14, 1997 the Company completed the purchase of Baraga Products, Inc. and M&M Enterprises of Baraga, Inc. (collectively, "Baraga", or the "Square Shooter Business"). Baraga manufactures rough terrain telescopic boom forklifts.

The Simon Access and Baraga (the "Acquired Businesses") acquisitions are being accounted for using the purchase method, with the purchase price allocated to the assets acquired and the liabilities assumed based upon their respective estimated fair values at the date of acquisition. The excess of purchase price over the net assets acquired (approximately $54.5) is being amortized on a straight-line basis over 40 years.

The estimated fair values of assets and liabilities acquired in the Simon Access and Baraga businesses are summarized as follows:

Accounts receivable..................................$      23.1
Inventories..........................................       38.8
Other current assets.................................        0.9
Property, plant and equipment........................       21.1
Goodwill.............................................       54.5
Other assets.........................................       11.8
Accounts payable and other current liabilities.......      (42.1)
Long-term debt.......................................       (4.9)
Other non-current liabilities........................       (4.5)
                                                     ---------------
                                                     $      98.7
                                                     ===============

The Company is in the process of completing evaluations and estimates for purposes of determining certain values. The Company has also estimated costs related to plans to integrate the activities of the Acquired Businesses into the Company, including plans to exit certain activities and consolidate and restructure certain functions. The Company may revise the estimates as additional information is obtained.

The operating results of the Acquired Businesses are included in the Company's consolidated results of operations since April 7, 1997 and April 14, 1997, respectively. The following pro forma summary presents the consolidated results of operations as though the Company completed the acquisition of the Acquired Businesses on January 1, 1996, after giving effect to certain adjustments, including amortization of goodwill, interest expense and amortization of debt issuance costs on the New Credit Facility:

                                                          Unaudited Pro Forma
                                                          for the Year Ended
                                                              December 31,
                                                       ------------------------
                                                           1997         1996
                                                       -----------  -----------
Net sales..............................................$  893.3     $   887.1
Income from operations.................................    71.4          20.2
Income (loss) before discontinued operations and
   extraordinary items.................................    29.2         (45.3)
Income (loss) before discontinued operations and
   extraordinary items, per share
      Basic............................................$   1.80     $    (3.84)
      Diluted..........................................    1.65          (3.41)


The pro forma information is not necessarily indicative of what the actual results of operations of the Company would have been for the periods indicated, nor does it purport to represent the results of operations for future periods.

PPM - On May 9, 1995, the Company, through Terex Cranes, Inc., a wholly owned subsidiary of the Company ("Terex Cranes, Inc."), completed the acquisition (the "PPM Acquisition") of substantially all of the shares of P.P.M. S.A. ("PPM Europe"), from Potain S.A., and all of the capital stock of Legris Industries, Inc., which owns 92.4% of the capital stock of PPM Cranes, Inc. ("PPM North America;" and PPM North America together with PPM Europe collectively referred to as "PPM") from Legris Industries S.A. PPM designs, manufactures and markets mobile cranes and container stackers primarily in North America and Western
Europe under the brand names of PPM, P&H (trademark of Harnischfeger Corporation) and BENDINI. Concurrently with the completion of the PPM Acquisition, the Company contributed the assets (subject to liabilities) of its Koehring Cranes and Excavators and Marklift division to Terex Cranes. The former division now operates as Koehring Cranes, Inc., a wholly owned subsidiary of Terex Cranes Inc. ("Koehring").

The purchase price of PPM, including acquisition costs, was approximately $104.5. Approximately $92.6 of the purchase price was paid in cash, including the repayment of certain indebtedness of PPM required to be repaid in connection with the acquisition. The remainder of the purchase price consisted of the issuance of redeemable preferred stock of Terex Cranes having an aggregate liquidation preference of approximately $21.4, subject to adjustment. On December 10, 1997, the Company issued 706.0 thousand shares of Terex Common Stock in exchange for the outstanding preferred stock of Terex Cranes. At the time of the exchange Terex recorded an additional $3.2 preferred stock accretion to reflect the difference between the fair market value of the Common Stock issued and the carrying value of the Terex Cranes preferred stock.

The PPM Acquisition was accounted for as a purchase, with the purchase price allocated to the assets acquired and liabilities assumed based upon their respective estimated fair values at the date of acquisition. The excess of purchase price over the net assets acquired is being amortized on a straight-line basis over 15 years. The estimated fair values of assets and liabilities acquired in the PPM Acquisition were:

  Cash...............................................  $      1.0
  Accounts receivable................................        33.8
  Inventories........................................        69.1
  Other current assets...............................        11.9
  Property, plant and equipment......................        20.5
   Other assets.......................................        0.3
  Goodwill...........................................        68.0
  Accounts payable and other current liabilities.....       (86.6)
  Other liabilities..................................       (13.5)
                                                       ------------
                                                       $    104.5
                                                       ============


The operating results of PPM are included in the Company's consolidated results of operations since May 9, 1995. The following pro forma summary presents the consolidated results of operations as though the Company completed the PPM Acquisition on January 1, 1994, after giving effect to certain adjustments, including amortization of goodwill, interest expense and amortization of debt issuance costs on the debt issued in the Refinancing:

                                                         Unaudited Pro
                                                   Forma for the Year Ended
                                                       December 31, 1995
                                                  -----------------------------
Net sales........................................   $       566.3
Income (loss) from operations....................            (3.7)
Loss before discontinued operations and
    extraordinary items..........................           (53.0)
Loss before discontinued operations and
    extraordinary items, per share:
        Basic....................................   $       (5.89)
        Diluted..................................           (5.89)


The pro forma information is not necessarily indicative of what the actual results of operations of the Company would have been for the periods indicated, nor does it purport to represent the results of operations for future periods.


NOTE D -- IMPAIRMENT OF LONG LIVED ASSETS AND OTHER SPECIAL CHARGES

As required by generally accepted accounting principles, goodwill was allocated in the PPM Acquisition to various operating units. After eighteen months of continuous rationalization, estimated future undiscounted cash flows for certain operations would not be sufficient to recover the goodwill and fixed assets recorded for these operations. Thus, in the fourth quarter of 1996 the Company recorded an impairment charge of $16.8 ($13.3 related to goodwill and $3.5 related to fixed assets). Similarly, in the fourth quarter of 1996 the Company wrote off $1.9 of goodwill related to its IMACO unit in the United Kingdom. These 1996 impairment charges totaling $18.7 are included in "Cost of Goods Sold."

In addition to the impairment charges described above, the Company recorded special charges of $8.6 to reduce the value of assets at Unit Rig, $2.0 related to 1993 tax matters at PPM Europe, and $3.0 of other one-time charges during the fourth quarter of 1996.

NOTE E -- INVENTORIES

Inventories consist of the following:

                                                      December 31,
                                                -----------------------
                                                   1997        1996
                                                ----------- -----------
Finished equipment............................  $     54.1  $     46.5
Replacement parts.............................        82.8        68.0
Work-in-process...............................        22.4        19.8
Raw materials and supplies....................        72.8        56.3
                                                ----------- -----------
  Net inventories.............................  $    232.1  $    190.6
                                                =========== ===========


NOTE F -- PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:


                                                        December 31,
                                                   -----------------------
                                                       1997        1996
                                                   ----------- -----------
Property.........................................  $    13.6   $     0.2
Plant............................................       43.8        14.0
Equipment........................................       25.6        51.2
                                                   ----------- -----------
                                                        83.0        65.4
Less:  Accumulated depreciation..................      (35.2)      (33.7)
                                                   =========== ===========
  Net property, plant and equipment..............  $    47.8   $    31.7
                                                   =========== ===========


NOTE G -- LONG-TERM OBLIGATIONS

See Note Q - "Subsequent Events" for a discussion regarding the refinancing of substantially all of the Company's debt in the first quarter of 1998. Long-term debt is summarized as follows:

                                                             December 31,
                                                      ------------------------
                                                           1997        1996
                                                      ------------ -----------
13.25% Senior Secured Notes due May 15, 2002
  ("Senior Secured Notes")..........................  $    165.1   $    247.3
Credit Facility maturing April 7, 2000..............        94.9       ---
Note payable........................................         4.7         5.0
Capital lease obligations...........................        12.1        14.7
Other...............................................        23.3        14.3
                                                      ------------ -----------
  Total long-term debt..............................       300.1       281.3
  Current portion of long-term debt.................        26.6        19.2
                                                      ============ ===========
  Long-term debt, less current portion..............  $    273.5   $   262.1
                                                      ============ ===========

The Senior Secured Notes

On May 9, 1995, the Company issued $250 of 13.25% Senior Secured Notes due May 15, 2002. The Senior Secured Notes were issued in conjunction with the PPM Acquisition and a refinancing of 13.0% Senior Secured Notes due August 1, 1996 ("Old Senior Secured Notes"), and 13.5% Secured Senior Subordinated Notes due July 1, 1997 ("Subordinated Notes"). Except in the event of certain asset sales, there are no principal repayment or sinking fund requirements prior to maturity. Interest on the Notes is payable semi-annually on May 15 and November 15 of each year to holders of record on the immediately preceding May 1 and November 1, respectively. The Notes bear interest at 13.25% per annum. Prior to the consummation of an exchange offer on November 5, 1996, the interest rate on the Notes was 13.75% per annum. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

The Senior Secured Notes are senior obligations of the Company, pari passu in right of payment with all existing and future senior indebtedness and senior to all subordinated indebtedness. Repayment of the Senior Secured Notes is guaranteed by certain domestic subsidiaries of the Company (the "Guarantors"). The Senior Secured Notes are secured by a first priority security interest on substantially all of the assets of the Company and the Guarantors, other than cash and cash equivalents, except that as to accounts receivable and inventory and proceeds thereof, and certain related rights, such security shall be subordinated to liens securing obligations outstanding under any working capital or revolving credit facility secured by such accounts receivable and inventory, including the Credit Facility. The Senior Secured Notes are also secured by a lien on certain assets of the Company's foreign subsidiaries. The indenture for the 13.25% Senior Secured Notes (the "Indenture") places certain limits on the Company's ability to incur additional indebtedness; permit the existence of liens; issue, pay dividends on or redeem equity securities; sell assets; consolidate, merge or transfer assets to another entity; and enter into transactions with affiliates.

As required by the Indenture, the Company, following the sale of CMHC, offered to repurchase (the "Offer") $100 principal amount of the Senior Secured Notes. The Offer expired on December 27, 1996, with no Senior Secured Notes being tendered for repurchase. As a result, the $100 of sale proceeds was available for other corporate purposes.

On July 28, 1997 and August 7, 1997, the Company issued an additional five million shares and 700 thousand shares, respectively, of its Common Stock in a public stock offering. The shares were issued at a price to the public of $19.50 per share. The net proceeds received by the Company after deduction of underwriting discounts, commissions and other expenses was $104.6. On September 4, 1997, the Company used a portion of the proceeds to redeem $83.3 in principal of the Secured Senior Notes. In accordance with the terms of the Indenture, the redemption of the Senior Secured Notes was at a 9.46% redemption premium. The redemption premium plus the pro-rata share of unamortized debt origination costs totaled $12.2 and have been reflected as extraordinary items in the third quarter of 1997.

The 1997 Credit Facility

On April 7, 1997, the Company and certain of its domestic subsidiaries (collectively, the "Borrowers") entered a Revolving Credit Agreement with a financial institution, as agent (the "Agent"), pursuant to which the Agent and other financial institutions party thereto have provided the Borrowers with a line of credit of up to $125 secured by accounts receivable and inventory (the "1997 Credit Facility"). The 1997 Credit Facility replaced the Company's $100 revolving credit facility (the "Old Credit Facility").

Loans made under the 1997 Credit Facility (a) bear interest, based on the Company's fixed charge coverage ratio, at a rate between 0.5% and 1.5% per annum in excess of the prime rate or at a rate between 2.0% and 3.0% per annum in excess of the eurodollar rate, at the election of the Company, (b) mature on April 7, 2000, (c) were used by the Borrowers to repay the Old Credit Facility, and (d) are to be used for working capital and other general corporate purposes, including acquisitions.

The Old Credit Facility

The Old Credit Facility was terminated in April 1997 in conjunction with the Simon Access acquisition and entering into the 1997 Credit Facility. The Company paid a fee of $2.0 upon termination of the Old Credit Facility. Additionally, $0.6 of unamortized debt acquisition costs related to the Old Credit Facility were written off at the termination of the Old Credit Facility. These expenses have been reflected as extraordinary items in the second quarter of 1997.

The Company had the option to base the interest rate on prime or the Eurodollar rate. The outstanding principal amount of prime rate loans was at the rate of 1.75% per annum in excess of the prime rate. The outstanding principal amount of Eurodollar rate loans was at the rate of 3.75% per annum in excess of the adjusted Eurodollar rate.

Old Senior Secured Notes and Subordinated Notes

The Old Senior Secured Notes and Subordinated Notes were retired on May 9, 1995 in conjunction with the PPM Acquisition and the issuance of the 13.25% Senior Secured Notes. The Company realized an extraordinary loss of $5.7 and $1.6 on the early extinguishment of the Old Senior Secured Notes and the Subordinated Notes, respectively.

Old TEL Facility

In 1995, the Company's subsidiary, Terex Equipment Limited ("TEL") located in Motherwell, Scotland, entered into a bank facility (the "TEL Facility") which provides up to (pound)47.0 ($80.5) including up to (pound)10.0 ($17.1)
non-recourse discounting of accounts receivable which meet certain credit criteria, plus additional facilities for tender and performance bonds, letters of credit discounting and foreign exchange contracts. Interest rates vary between 1.0% - 1.5% above the financial institution's Published Base Rate or LIBOR. The TEL Facility is collateralized primarily by the related accounts receivable. The TEL Facility requires no performance covenants. Proceeds from the TEL Facility are primarily used for working capital purposes. Amounts discounted under this and the prior facility were $12.7, $6.9 and $11.7 at December 31, 1997, 1996, and 1995, respectively.

Schedule of Debt Maturities

See Note Q -- "Subsequent Events for a discussion regarding the refinancing of substantially all of the debt of the Company in the first quarter of 1998.

Prior to the refinancing in the first quarter of 1998, scheduled annual maturities of long-term debt outstanding at December 31, 1997 in the successive five-year period are summarized below. Amounts shown are exclusive of minimum lease payments disclosed in Note H -- "Lease Commitments":

     1998................................... $     21.9
     1999...................................        1.8
     2000...................................       96.3
     2001...................................        0.9
     2002...................................      165.6
     Thereafter.............................        1.5
                                             ===========
     Total.................................. $    288.0
                                             ===========


Based on quoted market values, the Company believes that the fair value of the Senior Secured Notes was approximately $190.4 as of December 31, 1997. The Company believes that, based on quoted market values, the carrying value of its other borrowings approximates fair market value, based on discounting future cash flows using rates currently available for debt of similar terms and remaining maturities.

The Company paid $39.8, $45.3 and $43.0 of interest in 1997, 1996 and 1995, respectively.

The weighted average interest rate on short term borrowings outstanding was 8.3% at December 31, 1997 and 10.0% at December 31, 1996.


NOTE H -- LEASE COMMITMENTS

The Company leases certain facilities, machinery and equipment, and vehicles with varying terms. Under most leasing arrangements, the Company pays the property taxes, insurance, maintenance and expenses related to the leased property. Certain of the equipment leases are classified as capital leases and the related assets have been included in Property, Plant and Equipment. Net assets under capital leases were $21.9 and $8.2 at December 31, 1997 and 1996, respectively, net of accumulated amortization of $8.2 and $9.6 at December 31, 1997 and 1996, respectively.

Future minimum capital and noncancelable operating lease payments and the related present value of capital lease payments at December 31, 1997 are as follows:

                                                      Capital       Operating
                                                      Leases         Leases
                                                  -------------  -------------
 1998............................................ $      5.4     $      5.2
 1999............................................        2.7            3.9
 2000............................................        2.9            3.1
 2001............................................        1.3            2.6
 2002............................................        0.3            2.2
 Thereafter......................................        0.6            3.3
                                                  -------------  -------------
     Total minimum obligations ..................       13.2     $     20.3
                                                                 =============
 Less amount representing interest...............        1.1
                                                  -------------
     Present value of net minimum obligations....       12.1
 Less current portion............................        4.7
                                                  =============
     Long-term obligations....................... $      7.4
                                                  =============

Most of the Company's operating leases provide the Company with the option to renew the leases for varying periods after the initial lease terms. These renewal options enable the Company to renew the leases based upon the fair rental values at the date of expiration of the initial lease. Total rental expense under operating leases was $6.8, $4.7 and $3.9 in 1997, 1996, and 1995, respectively.


NOTE I -- INCOME TAXES

The components of Income (Loss) From Continuing Operations Before Income Taxes and Extraordinary Items are as follows:

                                                    Year ended December 31,
                                              --------------------------------
                                                 1997       1996       1995
                                              ---------- ---------- ----------
United States................................ $   16.1   $ (40.6)   $  (36.1)
Foreign......................................     14.9      (1.6)        4.0
                                              ========== ========== ==========
Income (loss) from continuing
  operations before income taxes
  and extraordinary items.................... $   31.0   $ (42.2)   $  (32.1)
                                              ========== ========== ==========


The major components of the Company's provision for income taxes are summarized below:

                                                      Year ended December 31,
                                                  -----------------------------
                                                    1997       1996      1995
                                                  --------- --------- ---------
Current:
  Federal........................................ $   ---   $   ---   $   ---
  State..........................................     ---       ---       ---
  Foreign........................................    5.2       12.1       3.8
  Utilization of foreign net
    operating loss ("NOL") carryforward..........   (4.5)     (11.3)     (3.8)
                                                  --------- --------- ---------
      Current income tax provision...............    0.7        0.8       ---
Deferred:
  Deferred foreign income tax....................    ---       11.3       ---
                                                  ========= ========= =========
      Total provision for income taxes........... $  0.7    $  12.1   $   ---
                                                  ========= ========= =========


As a result of the recapitalization of PPM Europe, certain NOL benefit carryforwards which were fully provided for at the acquisition were utilized resulting in a deferred tax charge of $11.3 in the fourth quarter of 1996.

Deferred tax assets and liabilities result from differences in the basis of assets and liabilities for tax and financial statement purposes. A valuation allowance has been recognized for the full amount of the deferred tax assets as it is not more likely than not that they will be fully utilized. The tax effects of the basis differences and net operating loss carryforward as of December 31, 1997 and 1996 are summarized below for major balance sheet captions:

                                                1997           1996
                                            -------------  -------------
Intangibles................................ $      (0.4)   $     ---
Accrued liabilities........................        (1.6)         ---
Other......................................        (0.8)        (0.8)
                                            -------------  -------------
     Total deferred tax liabilities........        (2.8)        (0.8)
                                            -------------  -------------
Receivables................................         0.6          0.6
Net inventories............................         4.0          4.6
Fixed assets...............................         0.7          2.4
Warranties and product liability...........         7.8          5.8
All other items............................         7.8          6.2
Benefit of net operating loss carryforward.       140.2         96.2
                                            -------------  -------------
     Total deferred tax assets.............       161.1        115.8
                                            -------------  -------------
Deferred tax assets valuation allowance....      (158.3)      (115.0)
                                            -------------  -------------
     Net deferred tax liabilities.......... $     ---      $     ---
                                            =============  =============


The valuation allowance for deferred tax assets as of January 1, 1996 was $149.6. The net change in the total valuation allowance for the years ended December 31, 1996 and 1997 were a decrease of $34.6 and an increase of $43.3, respectively.

The Company's Provision for Income Taxes is different from the amount which would be provided by applying the statutory federal income tax rate to the Company's Income (Loss) From Continuing Operations Before Income Taxes and Extraordinary Items. The reasons for the difference are summarized below:

                                                      Year ended December 31,
                                                 ------------------------------
                                                   1997       1996       1995
                                                 ---------  --------- ---------
Statutory federal income tax rate............... $   10.9   $  (14.8) $  (11.2)
Recognition of fully reserved
  preacquisition deferred tax asset.............    ---         11.3      ---
Change in valuation allowance
  relating to NOL...............................     (6.6)       7.8      11.4
Foreign tax differential on
  income/losses of foreign subsidiaries.........     (4.5)       1.4      (1.4)
Goodwill........................................      0.9        6.3       1.1
Other...........................................    ---          0.1       0.1
                                                 ========== ========== ========
     Total provision for income taxes........... $    0.7   $   12.1   $  ---
                                                 ========== ========== ========


The effective tax rate for discontinued operations differs from the statutory rate due primarily to utilization of NOLs and foreign tax differential on the income of foreign subsidiaries.

The Company has not provided for U.S. federal and foreign withholding taxes on $37.8 of foreign subsidiaries' undistributed earnings as of December 31, 1997, because such earnings are intended to be reinvested indefinitely. Any income tax liability that would result had such earnings actually been repatriated would likely be offset by utilization of NOLs. On repatriation, certain foreign countries impose withholding taxes. The amount of withholding tax that would be payable on remittance of the entire amount of undistributed earnings would approximate $6.6.

At December 31, 1997, the Company had domestic federal net operating loss carryforwards of $290.5. Approximately $66.6 of the remaining net operating loss carryforwards are subject to special limitations under the Internal Revenue Code, and the NOLs may be affected by the current Internal Revenue Service (the "IRS") examination discussed below.

The tax basis net operating loss carryforwards expire as follows:

                                           Tax Basis Net
                                          Operating Loss
                                           Carryforwards
                                          ---------------
    1998................................. $        8.1
    1999.................................         11.9
    2000.................................          0.1
    2001.................................          4.8
    2002.................................          0.5
    2003.................................          0.9
    2004.................................         22.4
    2005.................................          0.8
    2006.................................         14.8
    2007.................................         41.1
    2008.................................        100.4
    2009.................................         34.2
    2010.................................         42.3
    2012.................................          8.2
                                          ===============
     Total............................... $      290.5
                                          ===============


The Company also has various state net operating loss and tax credit carryforwards expiring at various dates through 2012 available to reduce future state taxable income and income taxes. In addition, the Company's foreign subsidiaries have approximately $78.4 of loss carryforwards, $33.6 in the United Kingdom, $23.1 in France, and $21.7 in other countries, which are available to offset future foreign taxable income. The tax loss carryforwards in the United Kingdom and other countries are available without expiration. Tax loss carryforwards in France of $6.7 expire in 2000 and 2002, with the remaining $16.4 available without expiration.

The IRS is currently examining the Company's Federal tax returns for the years 1987 through 1989. In December 1994, the Company received an examination report from the IRS proposing a substantial tax deficiency. The examination report raised a variety of issues, including the Company's substantiation for certain deductions taken during this period, the Company's utilization of certain NOLs and the availability of such NOLs to offset future taxable income. The Company filed an administrative appeal to the examination report in April 1995. As a result of a meeting with the Manhattan division of the IRS in July 1995, in June 1996 the Company was advised that the matter was being referred back to the Milwaukee audit division of the IRS. The Milwaukee audit division of the IRS is currently reviewing information provided by the Company. The ultimate outcome of this matter is subject to the resolution of significant legal and factual issues. Given the stage of the audit, and the number and complexity of the legal and administrative proceedings involved in reaching a resolution of the matter, it is unlikely that the ultimate outcome, if unfavorable to the Company, will be determined for at least several years. If the IRS were to prevail on all the issues raised, the amount of the tax assessment would be approximately $56 plus penalties of approximately $12.8 and interest through December 31, 1997 of approximately $94.5. The penalties asserted by the IRS are calculated as 20% of the amount of the tax assessed for fiscal year 1987 and 25% of the tax assessed for each of fiscal years 1988 and 1989. Interest on the amount of tax assessed and penalties is currently accruing at a rate of 11% per annum. The applicable annual rate of interest has historically carried from 7% to 12%.

If the Company were required to pay a significant portion of the assessment with related interest and penalties, such payment might exceed the Company's resources. In such event, the viability of the Company would be placed in jeopardy, and it is uncertain that the Company could, through financing or otherwise, obtain the funds required to pay such assessment, interest, and applicable penalties. Management believes, however, that the Company will be able to provide adequate documentation for a substantial portion of the deductions questioned by the IRS and that there is substantial support for the Company's past and future utilization of the NOLs. Based upon consultation with its tax advisors, management believes that the Company's position will prevail on the most significant issues. Accordingly, management believes that the outcome of the examination will not have a material adverse effect on its financial condition or results of operations, but may result in some reduction in the amount of the NOLs available to the Company. No additional accruals have been made for any amounts which might be due as a result of this matter because the possible loss ranges from zero to $56 million plus interest and penalties, and the ultimate outcome cannot be determined or estimated at this time. No reserves are being expensed to cover the potential liability.

The Company made income tax payments of $1.8 in 1997. No income tax payments were made in 1996 and 1995.


NOTE J -- PREFERRED STOCK

The Company's certificate of incorporation was amended in October 1993 to authorize 10.0 million shares of preferred stock, $.01 par value per share. As of December 31, 1997, no shares of preferred stock are outstanding as described below.

Series A Cumulative Redeemable Convertible Preferred Stock

As of December 31, 1996, the Company had 1.2 million issued and outstanding shares of Series A Cumulative Redeemable Convertible Preferred Stock (the "Series A Preferred Stock"). The Liquidation Preference totaled $45.4 at December 31, 1996. On December 30, 1996, the Company called all of its Series A Preferred Stock for redemption and subsequently redeemed the stock in January 1997 at an aggregate redemption price of $45.4.

The aggregate net proceeds to the Company for the Series A Preferred Stock and the Series A Warrants issued on December 20, 1993 were $27.2. The Company allocated $10.3 and $16.9 of this amount to the Series A Preferred Stock and the Series A Warrants, respectively, based on management's estimate of the relative fair values of these securities at the time of their issuance, using information provided by the Company's investment bankers. The difference between the initially recorded amount and the redemption amount was accreted to the carrying value of the Series A Preferred Stock using the interest method over the period from issuance to the mandatory redemption date, December 31, 2000. As a result of calling all of the stock for redemption on December 30, 1996, the carrying value of the Series A Preferred Stock was further adjusted for increases in the Liquidation Preference. There was no accretion recorded in 1997. The total accretion recorded in 1996 and 1995 was $22.9 and $7.3, respectively.

Series B Cumulative Redeemable Convertible Preferred Stock

As of December 31, 1996, the Company had 38.8 thousand issued and outstanding shares of Series B Cumulative Redeemable Convertible Preferred Stock (the
"Series B Preferred Stock"). These shares constituted the remaining balance outstanding of the Series B Preferred Stock issued to certain individuals on December 9, 1994 in consideration for the early termination of a contract between the Company and KCS Industries, L.P., a Connecticut limited partnership ("KCS"), a related party. On December 30, 1997 all 38.8 thousand outstanding shares of Series B Preferred Stock were converted by the holder thereof into
87.3 thousand shares of common stock.


NOTE K -- STOCKHOLDERS' EQUITY (DEFICIT)

Common Stock. The Company's certificate of incorporation was amended in October 1993 to increase the number of authorized shares of common stock, par value $.01 (the "Common Stock"), to 30.0 million. As of December 31, 1997, there were 20.5 million shares issued and outstanding. Of the 9.5 million unissued shares at that date, 1.7 million shares were reserved for issuance for the exercise of stock options and Series A Warrants.

Equity Rights. On May 9, 1995, the Company sold one million equity rights securities (the "Equity Rights") along with $250 of the Senior Secured Notes. A portion of the proceeds ($3.2) of the sale of the Senior Secured Notes and the Equity Rights was allocated to the Equity Rights. The portion of the proceeds related to the Equity Rights has been reclassified from other non-current liabilities to the stockholders' equity (deficit) section of the balance sheet, because they can be satisfied in Common Stock or cash at the option of the Company. The Equity Rights entitle the holders, upon exercise at any time on or prior to May 15, 2002, to receive cash or, at the election of the Company, Common Stock in an amount equal to the average closing sale price of the Common Stock for the 60 consecutive trading days prior to the date of exercise (the "Current Price"), less $7.288 per share, subject to adjustment in certain circumstances. Changes in the Current Price do not affect the net income or loss reported by the Company; however, changes in the Current Price vary the amount of cash that the Company would have to pay or the number of Shares of Common

Stock that would have to be issued in the event holders exercise the Equity Rights. As of December 31, 1997, the Current Price of the Common Stock was $21.891, which would have required the Company to either pay $14.6 or issue
621.4 thousand shares of Common Stock, at the Company's option, in the event that all of the holders had exercised their Equity Rights.

Series A Warrants. In connection with the private placement of the Series A Preferred Stock (see Note J -- "Series A Preferred Stock"), the Company issued
1.3 million Series A Warrants of which 66.4 thousand warrants were outstanding at December 31, 1997. Each Series A Warrant may be exercised, in whole or in part, at the option of the holder at any time before the expiration date on December 31, 2000 and is redeemable by the Company under certain circumstances. As of December 31, 1997, upon the exercise or redemption of a Warrant, the holder thereof was entitled to receive 2.41 shares of Common Stock. The exercise price for the Warrants is $.01 for each share of Common Stock. The number of shares of Common Stock issuable upon exercise or redemption of the Warrants is subject to adjustment in certain circumstances.

Series B Warrants. In connection with the issuance of the Series B Preferred Stock (see Note J -- "Series B Preferred Stock"), the Company issued 107.0 thousand Series B Warrants. At December 31, 1997, all Series B Warrants had been exercised. The exercise price for the Warrants was $.01 for each share of Common Stock.

Stock Options. The Company maintains a qualified incentive stock option ("ISO") plan covering certain officers and key employees. The exercise price of the ISO is the fair market value of the shares at the date of grant. The ISO allows the holder to purchase shares of Common Stock, commencing one year after grant. ISO expire after ten years. At December 31, 1997, 11.1 thousand stock options were available for grant under the ISO.

Long-Term Incentive Plans. In May 1996, the shareholders approved, the 1996 Terex Corporation Long-Term Incentive Plan (the "1996 Plan"). The 1996 Plan authorizes the granting of (i) options ("Stock Option Awards") to purchase shares of Common Stock, including Restricted Stock, (ii) shares of Common Stock, including Restricted Stock ("Stock Awards"), and (iii) cash bonus awards based upon a participant's job performance ("Performance Awards"). Subject to adjustment as described below under "Adjustments," the aggregate number of shares of Common Stock (including Restricted Stock, if any) optioned or granted under the 1996 Plan was not to exceed 300 thousand shares. In May 1997, the shareholders approved that the aggregate number of shares available under the 1996 Plan be increased to 1.0 million shares. At December 31, 1997, 489.5 thousand shares were available for grant under the 1996 Plan. The 1996 Plan provides that a committee (the "Committee") of the Board of Directors consisting of two or more members thereof who are non-employee directors, shall administer the 1996 Plan and has provided the Committee with the flexibility to respond to changes in the competitive and legal environments, thereby protecting and enhancing the Company's current and future ability to attract and retain directors and officers and other key employees and consultants. The 1996 Plan also provides for automatic grants of Stock Option Awards to non-employee directors.

In 1994, the shareholders approved a Long-Term Incentive Plan (the "Plan") covering certain managerial, administrative and professional employees and outside directors. The Plan provides for awards to employees, from time to time and as determined by a committee of outside directors, of cash bonuses, stock options, stock and/or restricted stock. The total number of shares of the Company's common stock available to be awarded under the Plan is 750 thousand, subject to certain adjustments. At December 31, 1997, 15.6 thousand shares were available for grant under the Plan.

The following table is a summary of stock options under all three of the Company's plans.


                                                                Weighted
                                              Number of      Average Exercise
                                               Options       Price per Share
                                            -------------   ------------------

Outstanding at December 31, 1994...........    423,966      $        6.60
                                               448,300               4.85
                                                   ---             ---
                                               (74,166)              6.21
                                            -------------   ------------------

Outstanding at December 31, 1995...........    798,100      $        5.65
   Granted.................................    108,500               6.57
   Exercised...............................    (18,075)              5.70
   Canceled or expired.....................    (45,100)              6.32
                                            -------------   ------------------

Outstanding at December 31, 1996...........    843,425      $        5.73
   Granted.................................    176,750              13.93
   Exercised...............................   (184,988)              6.04
   Canceled or expired.....................   (103,600)              5.69
                                            -------------   ------------------

Outstanding at December 31, 1997...........    731,587      $        7.64
                                            =============   ==================

Exercisable at December 31, 1997...........    473,340      $        6.92
                                            =============   ==================

Exercisable at December 31, 1996...........    479,364      $        6.08
                                            =============   ==================

Exercisable at December 31, 1995...........    269,893      $        6.31
                                            =============   ==================


The following table summarizes information about stock options outstanding at December 31, 1997:

                                                             Weighted
                                               Weighted       Average
                                                Average       Exercise
         Range of                Number of       Life        Price per
      Exercise Prices             Options      (in years)      Share
----------------------------   ------------- ------------- -------------

$      3.50  - $     6.00        382,187          7.0      $     4.70
$      6.01  - $    10.00        147,150          7.6      $     6.68
$     10.01  - $    15.00        179,500          8.4      $    12.90
$     15.01  - $    24.13         22,750          9.6      $    21.67
                               -------------
                                 731,587          7.5      $     7.64
                               =============


The Company has adopted SFAS No. 123, "Accounting for Stock-Based Compensation." In accordance with the provisions of SFAS 123, the Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans and does not recognize compensation expense for its stock-based compensation plans other than for restricted stock. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under these plans consistent with the methodology prescribed by SFAS No. 123, the Company's net income would have been reduced by $1.1 ($0.07 (basic) and $0.06 (diluted) per share), $0.6 ($0.05 (basic) and 0.04
(diluted) per share) and $0.6 ($0.06 (basic and diluted) per share) in 1997, 1996 and 1995, respectively.

The fair value for these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for 1997, 1996 and 1995, respectively: dividend yields of 0%, 0% and 0%; expected volatility of 57.50%, 58.72% and 63.76%; risk-free interest rates of 6.34%, 6.42% and 5.57%; and expected life of 8.1 years, 6.6 years and 8.6 years. The weighted average fair value of options granted during 1997, 1996 and 1995 for which the exercise price equals the market price on the grant date was $1.7, $0.4 and $1.6, respectively.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.


NOTE L -- RETIREMENT PLANS

Pension Plans

US Plans - The Company maintains four defined benefit pension plans covering certain domestic employees. The benefits for the plans covering the salaried employees are based primarily on years of service and employees' qualifying compensation during the final years of employment. Participation in the plan for salaried employees was frozen as of May 7, 1993, and no participants will be credited with service following such date except that participants not fully vested will be credited with service for purposes of determining vesting only. The benefits for the plans covering the hourly employees are based primarily on years of service and a flat dollar amount per year of service. It is the Company's policy generally to fund these plans based on the minimum requirements of the Employee Retirement Income Security Act of 1974 (ERISA). Plan assets consist primarily of common stocks, bonds, and short-term cash equivalent funds.

Pension expense includes the following components for 1997, 1996 and 1995:


                                                      Year ended December 31,
                                                  ------------------------------
                                                    1997       1996      1995
                                                  ---------  --------- ---------
Service cost for benefits earned during period... $   0.2    $  0.2    $   0.1
Interest cost on projected benefit obligation....     2.4       2.3        2.2
Actual (return) loss on plan assets..............    (4.0)     (5.0)      (3.8)
Net amortization and deferral....................     2.2       3.4        2.0
                                                  =========  ========= =========
     Net pension expense......................... $   0.8    $  0.9    $   0.5
                                                  =========  ========= =========

The following table sets forth the US plans' funded status and the amounts recognized in the Company's financial statements at December 31:

                                               1997                         1996                          1995
                                     -------------------------- -------------------------- ---------------------------
                                      Overfunded   Underfunded   Overfunded   Underfunded   Overfunded    Underfunded
                                        Plans         Plan          Plans        Plans        Plans          Plans
                                     ----------- -------------- ------------ ------------- ------------ --------------
Actuarial present value of:
  Vested benefits....................$   24.9    $     9.3      $     9.8    $    21.8     $   9.4      $     20.9
                                     =========== ============== ============ ============= ============ ==============
  Accumulated benefits...............$   25.4    $     9.3      $    10.2    $    21.8     $   9.9      $     20.9
                                     =========== ============== ============ ============= ============ ==============
  Projected benefits.................$   25.4    $     9.3      $    10.2    $    21.8     $   9.9      $     20.9
Fair value of plan assets............    25.8          6.1           11.5         18.6        10.2            16.5
                                     ----------- -------------- ------------ ------------- ------------ --------------
Projected benefit obligation
  (in excess of) less than
  plan assets........................     0.5         (3.2)           1.3         (3.2)        0.4            (4.4)
Unrecognized net loss from past
  experience different than assumed..     1.7          1.8            1.4          2.0         2.6             2.7
Unrecognized prior service cost......     0.8         ---             0.8         ---          0.9            ---
Adjustment to recognize minimum
  liability..........................    ---          (1.8)          ---          (2.0)       ---             (2.7)
                                     ----------- -------------- ------------- ------------ ------------ --------------

 Pension asset (liability)
  recognized in the balance sheet....$    3.0    $    (3.2)     $     3.5     $   (3.2)    $   3.9      $     (4.4)
                                     =========== ============== ============= ============ ============ ==============


The expected long-term rate of return on plan assets was 9% for the periods presented. The discount rate assumption was 7.0% for 1997, 7.5% for 1996 and 7.5% for 1995.

In accordance with the provisions of the SFAS No. 87, "Employers' Accounting for Pensions," the Company has recorded an adjustment of $1.8 and $2.0 to recognize a minimum pension liability at December 31, 1997 and 1996, respectively. This liability is offset by a direct reduction of stockholders' equity (deficit).

In December 1993, Terex contributed 350.0 thousand shares of Terex Common Stock to the Master Trust for the benefit of two of the Terex plans, which were valued by the Company at $2.3 based upon 96.5% of the market value of Terex Common Stock as quoted on the New York Stock Exchange on the day of contribution. The market value of this investment was $8.2 at December 31, 1997.

International Plans - TEL maintains a government-required defined benefit plan (which includes certain defined contribution elements) covering substantially all of its management employees. This plan is fully funded. Pension expense relating to this plan was approximately $0.5, $0.4 and $0.3 for the years ended December 31, 1997, 1996 and 1995, respectively.

Terex Aerials Limited (Ireland) maintains a voluntary, defined pension plan covering its employees. Pension expense relating to this plan was approximately $0.1 for the year ended December 31, 1997.

Saving Plans

The Company sponsors various tax deferred savings plans into which eligible employees may elect to contribute a portion of their compensation. The Company may, but is not obligated to, contribute to certain of these plans.

Other Postemployment Benefits

The Company provides postemployment health and life insurance benefits to certain former salaried and hourly employees of Terex Cranes - Waverly Operations. The Company adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions," on January 1, 1993. This statement requires accrual of postretirement benefits (such as health care benefits) during the years an employee provides service.

Terex adopted the provisions of SFAS No. 106 using the delayed recognition method, whereby the amount of the unrecognized transition obligation at January 1, 1993 is recognized prospectively as a component of future years' net periodic postretirement benefit expense. The unrecognized transition obligation at January 1, 1993 was $4.5. Terex is amortizing this transition obligation over 12 years, the average remaining life expectancy of the participants. The liability of the Company, as of December 31, was as follows:

                                                         1997          1996
                                                     ------------- -------------
Actuarial present value of accumulated
  postretirement benefit obligation of:
   Retirees........................................  $     2.6     $     2.8
   Active participants.............................      ---           ---
                                                     ------------- -------------
   Total accumulated postretirement
     benefit obligation............................        2.6           2.8
Unamortized transition obligation..................       (2.2)         (3.0)
                                                     ============= =============
   Liability (asset) recognized in the
     balance sheet.................................  $     0.4     $    (0.2)
                                                     ============= =============


Health care trend rates used in the actuarial assumptions range from 9.0% to 11.5% These rates decrease to 5.5% over a period of 8 to 9 years. The effect of a one percentage-point change in the health care cost trend rates would change the accumulated postretirement benefit obligation approximately 4.8%. The discount rate used in determining the accumulated postretirement benefit obligation was 7.5% for the years ended December 31, 1997 and 1996.

Net periodic postretirement benefit expense includes the following components for 1997 and 1996:

                                     Year ended December 31,
                                  ----------------------------
                                      1997           1996
                                  ------------- --------------
Service cost..................... $     ---     $     ---
Interest cost....................       0.2           0.2
Net amortization.................       0.2           0.2
                                  ============= ==============
     Total....................... $     0.4     $     0.4
                                  ============= ==============


The Company's postretirement benefit obligations are not funded. Net periodic postretirement benefit expense for the years ended December 31, 1997, 1996 and 1995 was approximately $0.1, $0.3 and $0.6 greater on the accrual basis than it would have been on the cash basis.


NOTE M -- LITIGATION AND CONTINGENCIES

In the Company's lines of business numerous suits have been filed alleging damages for accidents that have arisen in the normal course of operations involving the Company's products. The Company is self-insured, up to certain limits, for these product liability exposures, as well as for certain exposures related to general, workers' compensation and automobile liability. Insurance coverage is obtained for catastrophic losses as well as those risks required to be insured by law or contract. The Company has recorded and maintains an estimated liability in the amount of management's estimate of the Company's aggregate exposure for such self-insured risks.

The Company is involved in various other legal proceedings which have arisen in the normal course of its operations. The Company has recorded provisions for estimated losses in circumstances where a loss is probable and the amount or range of possible amounts of the loss is estimable.

The Company's outstanding letters of credit totaled $13.8. The letters of credit generally serve as collateral for certain liabilities included in the Consolidated Balance Sheet. Certain of the letters of credit serve as collateral guaranteeing the Company's performance under contracts.

As described in Note I -- "Income Taxes," the Internal Revenue Service is currently examining the Company's federal tax returns for the years 1987 through 1989.

The Company has agreed to indemnify certain outside parties for losses related to a former subsidiary's worker compensation obligations. Some of the claims for which Terex is contingently obligated are also covered by bonds issued by an insurance company. The Company recorded liabilities for these contingent obligations representing management's estimate of the potential losses which the Company might incur.


NOTE N -- RELATED PARTY TRANSACTIONS

On August 28, 1995, the Company announced that its Chairman had retired from his position with the Company and its Board of Directors. In connection with his retirement, the Company (upon the recommendation of a committee comprised of its independent Directors and represented by independent counsel) and the former chairman have executed a retirement agreement providing certain benefits to the former chairman and the Company. The agreement provides, among other things, for a five-year consulting engagement requiring the former chairman to make himself available to the Company to provide consulting services for certain portions of his time. The former chairman, or his designee, received a fee for consulting services which included payments in an amount, and a rate, equal to his 1995 base salary until December 31, 1996. The agreement also provides for the (i) granting of a five-year $1.8 million loan bearing interest at 6.56% per annum which is subject to being forgiven in increments over the five-year term of the agreement upon certain conditions, and (ii) equity grants having a maximum potential of 200.0 thousand shares of Terex Common Stock conditioned upon the Company achieving certain financial performance objectives in the future. During 1997 the former chairman received 150.0 thousand shares of common stock in accordance with this agreement. In contemplation of the execution of this retirement agreement, the Company advanced to the former chairman the principal amount of the forgivable loan. During 1997 and 1996, the Company forgave $0.6 and $0.4, respectively, of principal on the loan along with the current interest. The former chairman has also agreed not to compete with the Company, to vote his Terex shares in the manner recommended by the Company's Board of Directors and not to acquire any additional shares of the Company's Common Stock.

The Company, certain directors and executives of the Company, and KCS, have been named parties in various legal proceedings. During 1997, 1996 and 1995, the Company incurred $0.2, $0.3 and $0.3, respectively, of legal fees and expenses on behalf of the Company, directors and executives of the Company, and KCS named in the lawsuits.

On December 31, 1997, an officer and director of the Company retired as an officer. In connection with his retirement, the Company and the former officer entered into an agreement providing certain benefits to the former officer and the Company. Pursuant to the agreement, the former officer received an award of
5.0 thousand shares of Common Stock in consideration of his years of service to the Company. The agreement also provides for a two-year consulting engagement requiring the former officer to make himself available to the Company to provide consulting services for a certain portion of his time, for such services he will receive a consulting fee equal to his base salary in 1997 of $0.3 for services provided in 1998 and $0.1 for services provided in 1999.

In 1997, the Company invested $0.1 in a company ("Investee") which was reorganizing after declaring bankruptcy. Subsequent to the initial investment, the Company was required to make an additional investment in Investee. As a result, the Company elected not to continue its investment in Investee and not to make the additional required investment. A director of the Company and one of his business associates, acquired the Company's investment in Investee for the amount invested by the Company and assumed the Company's obligations to make additional investments in Investee.

In 1995, the Company retained Jefferies & Company, Inc., of which a director of the Company was then Executive Vice President, in connection with the offering of the Company's $250 Senior Secured Notes and acquisition of PPM which was completed in May 1995. Jefferies & Company, Inc. was paid $9.2 as an underwriting discount and for services rendered.

The Company requires that all transactions with affiliates be on terms no less favorable to the Company than could be obtained in comparable transactions with an unrelated person. The Board is advised in advance of any such proposed transaction or agreement and utilizes such procedures in evaluating their terms and provisions as are appropriate in light of the Board's fiduciary duties under Delaware law. In addition, the Company has an Audit Committee consisting solely of outside directors. One of the responsibilities of the Audit Committee is to review related party transactions.

NOTE O-- BUSINESS SEGMENT INFORMATION

The Company operates in two industry segments: Terex Lifting and Terex Earthmoving. Prior to November 27, 1996 the Company operated in a third industry segment, the Material Handling Segment, which is treated as a discontinued operation.

Terex Lifting designs, manufactures and markets telescopic mobile cranes (including rough terrain trucks and all-terrain mobile cranes), aerial platforms (including-scissor articulated boom and straight telescoping boom aerial work platforms), utility aerial devices (including digger derricks and articulated aerial devices), telescopic materials handlers (including container stackers and rough terrain lift trucks), truck-mounted cranes (boom trucks) and related components and replacement parts. These products are used primarily for
construction,   repair  and   maintenance  of   infrastructure,   buildings  and
manufacturing facilities, for material handling applications in the distribution, transportation and utilities industries as well as in the scrap, refuse and lumber industries. Terex Lifting has eight significant manufacturing operations: (i) P.P.M. S.A. located in Montceau Les Mines, France, at which mobile cranes and container stackers under the brand names TEREX and PPM are manufactured; (ii) PPM SpA, located in Crespellano, Italy, at which mobile cranes are manufactured under the TEREX, BENDINI and PPM brand names; (iii) Terex Lifting, located in Conway, South Carolina, at which mobile cranes are manufactured under the P&H (a licensed trademark of Harnischfeger Corporation) and TEREX brand names; (iv) Terex Lifting - Waverly Operations, located in Waverly, Iowa, at which rough terrain hydraulic telescoping mobile cranes, truck cranes and material handlers are manufactured under the brand names TEREX, KOEHRING and LORAIN, and aerial lift equipment is manufactured under the brand names TEREX AERIALS, TEREX AND MARK; (v) Terex Telelect, Inc., located in Watertown, South Dakota, at which utility aerial devices and digger derricks are manufactured under the TELELECT and HI-RANGER brand names, (vi) Terex Aerials, Inc., located in Milwaukee, Wisconsin, at which aerial platforms are manufactured under the TEREX, SIMON, MARK and TEREX AERIALS brand names; (vii) Terex RO, Inc., located in Olathe, Kansas, at which truck mounted cranes are manufactured under the RO-STINGER brand name; and (viii) Terex Baraga Products, Inc., located in Baraga, Michigan, at which rough terrain telescopic lift trucks are manufactured under the SQUARE SHOOTER brand name.

Terex Earthmoving designs, manufactures and markets heavy-duty, off-highway earthmoving and construction equipment and related components and replacement parts. These products are used primarily by construction, mining, logging, industrial and government customers in building roads, dams and commercial and residential buildings; supplying coal, minerals, sand and gravel. Terex
Earthmoving has two manufacturing operations: (i) Terex Equipment Limited ("TEL"), located in Motherwell, Scotland, which manufactures off-highway rigid haulers and articulated haulers and scrapers, each sold under the TEREX brand name and to other truck manufacturers on a private label basis; and (ii) the Unit Rig Division of Terex Earthmoving, located in Tulsa, Oklahoma, which manufactures electric rear and bottom dump haulers principally sold to the copper, gold and coal mining industry customers in North and South America, Asia, Africa and Australia. Unit Rig's products are sold under the Company's TEREX, UNIT RIG, and LECTRA HAUL trademarks. TEL's North, Central and South American sales and distribution are managed by Terex Americas, a division of the Company, located in Tulsa, Oklahoma.

Industry segment information is presented below:

                                             1997        1996          1995
                                          ----------  -----------  ------------
Sales
  Terex Earthmoving...................... $  288.4    $   314.9    $   250.3
  Terex Lifting..........................    548.0        363.9        252.3
  General/Corporate/Eliminations.........      5.9         (0.3)        (1.2)
                                          ----------  -----------  ------------
    Total................................ $  842.3    $   678.5    $   501.4
                                          ==========  ===========  ============

Income (Loss) from Operations
  Terex Earthmoving...................... $   24.7    $    5.6     $    13.0
  Terex Lifting..........................     47.2         4.8           7.2
  General/Corporate/Eliminations.........     (0.8)       (5.3)         (7.4)
                                          ----------  -----------  ------------
    Total................................ $   71.1    $    5.1     $    12.8
                                          ==========  ===========  ============

Depreciation and Amortization
  Terex Earthmoving...................... $    2.3    $    1.8     $     2.3
  Terex Lifting..........................      8.8         8.6           7.6
  General/Corporate......................      3.2         3.3           3.0
  Discontinued Operations................    ---         ---            14.8
                                          ----------  -----------  ------------
    Total................................ $   14.3    $   13.7     $    27.7
                                          ==========  ===========  ============

Capital Expenditures
  Terex Earthmoving...................... $    4.5    $    5.1     $     2.7
  Terex Lifting..........................      4.3         2.9           2.4
  General/Corporate......................      1.1         0.1           0.1
  Discontinued Operations................    ---         ---             5.3
                                          ----------- -----------  ------------
    Total................................ $    9.9    $    8.1     $    10.5
                                          =========== ===========  ============

Identifiable Assets
  Terex Earthmoving...................... $  174.6    $  189.2     $   169.4
  Terex Lifting..........................    402.1       210.5         239.9
  General/Corporate......................     11.8        71.5          27.8
  Discontinued Operations................    ---         ---            41.8
                                          ----------- -----------  ------------
    Total................................ $  588.5    $  471.2     $   478.9
                                          =========== ===========  ============

     Geographic segment information is presented below:

                                              1997         1996         1995
                                           -----------  -----------  ----------
Sales
  North America........................... $   499.8    $   379.2    $   292.3
  Europe..................................     362.3        348.6        223.0
  All other...............................      91.0         27.2         12.9
  Eliminations............................    (110.8)       (76.5)       (26.8)
                                           -----------  -----------  ----------
    Total................................. $   842.3    $   678.5    $   501.4
                                           ===========  ===========  ==========

Income (Loss) from Operations
  North America........................... $    53.4    $     1.7    $     8.6
  Europe..................................      18.6          8.3         12.0
  All other...............................       1.0         (1.7)        (4.2)
  Eliminations............................      (1.9)        (3.2)        (3.6)
                                           -----------  -----------  ----------
    Total................................. $    71.1    $     5.1    $    12.8
                                           ===========  ===========  ==========

Identifiable Assets
  North America........................... $   466.1    $   237.0    $   170.2
  Europe..................................     295.0        271.1        247.7
  All other...............................       7.4          7.2         23.1
  Eliminations............................    (180.0)       (44.1)        37.9
                                           -----------  -----------  ----------
    Total................................. $   588.5    $   471.2    $   478.9
                                           ===========  ===========  ==========


Sales between segments and geographic areas are generally priced to recover costs plus a reasonable markup for profit. Operating income equals net sales less direct and allocated operating expenses, excluding interest and other nonoperating items. Corporate assets are principally cash, marketable securities and administration facilities.

The Company is not dependent upon any single customer.

Export sales from U.S. continuing operations were as follows:

                                                  Year ended December 31,
                                          -------------------------------------
                                              1997         1996         1995
                                          ------------ -----------  -----------
North and South America.................. $    56.4    $    31.6    $    20.1
Europe, Africa and Middle East...........      41.1         49.7         21.5
Asia and Australia.......................      32.6         37.5         33.5
                                          ============ ============ ===========
                                          $   130.1    $   118.8    $    75.1
                                          ============ ============ ===========


NOTE P -- CONSOLIDATING FINANCIAL STATEMENTS

On March 31, 1998, the Company issued and sold $150.0 aggregate principal amount of 8-7/8% Senior Subordinated Notes due 2008 (the "New Senior Subordinated Notes"). The New Senior Subordinated Notes are jointly and severally guaranteed by the following subsidiaries of the Company: Terex Cranes, Inc., PPM Cranes, Inc., Koehring Cranes, Inc., Terex-Telelect, Inc., Terex-RO Corporation, Terex Aerials, Inc., Terex Mining Equipment, Inc., Payhauler Corp., Terex Baraga Products, Inc. and M&M Enterprises of Baraga, Inc. (collectively, the "Guarantors"). With the exception of PPM Cranes, Inc., which is 92.4% owned by Terex, each of the Guarantors is a wholly-owned subsidiary of the Company.

The following summarized condensed consolidating financial information for the Company segregates the financial information of Terex Corporation, the Wholly-owned Guarantors, PPM Cranes, Inc. and the Non-guarantor Subsidiaries.

Separate financial statements of the Wholly-owned Guarantors are not presented because management has determined that they would not be material to investors. Separate audited financial statements of PPM Cranes, Inc. have been provided pursuant to Rule 3-10 of Regulation S-X.

Terex Corporation consists of parent company operations. Subsidiaries of the parent company are reported on the equity basis.

Wholly-owned Guarantors combine the operations of the Wholly-owned Guarantor Subsidiaries (Terex Cranes, Inc., Koehring Cranes, Inc., Terex Aerials, Inc., Terex-RO Corporation, Terex-Telelect, Inc., Terex Baraga Products, Inc. and M&M Enterprises of Baraga, Inc. (collectively, "Wholly-owned Guarantors"). Non-guarantor subsidiaries of Wholly-owned Guarantors are reported on the equity basis.

PPM  Cranes,   Inc.  presents  the  operations  of  PPM  Cranes,  Inc.  and  its subsidiaries (PPM of Australia Pty Ltd and PPM Far East Private Ltd) are reported on an equity basis.

Non-Guarantor Subsidiaries combine the operations of subsidiaries which have not provided a guarantee of the obligations of Terex Corporation under the Senior Secured Notes. These subsidiaries include Terex Equipment Limited, Unit Rig Australia (Pty) Ltd., Unit Rig South Africa (Pty) Ltd., Unit Rig (Canada) Ltd., PPM S.A., PPM S.p.A., Brimont Agraire, PPM Deutschland GmbH, PPM of Australia Pty Ltd., and PPM Far East Private Ltd. Terex Aerials Limited, Simon-Cella, S.r.l., Sim-Tech Management Limited and Simon-Tomen Engineering Company Limited are included in the results of the Non-Guarantor Subsidiaries since April 7, 1997.

Debt and Goodwill allocated to subsidiaries is presented on an accounting "push-down" basis.

TEREX CORPORATION
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1997
(in millions)

                                                         Wholly-                       Non-
                                            Terex         owned          PPM        guarantor    Intercompany
                                          Corporation   Guarantors   Cranes, Inc.  Subsidiaries  Eliminations  Consolidated
                                         ------------- ------------ ------------- ------------- ------------- -------------
Net Sales............................... $   163.3     $   304.3    $   79.5      $   398.6     $   (103.4)   $    842.3
  Cost of goods sold....................     136.0         248.8        70.0          349.4         (101.5)        702.7
                                         -----------   ------------ -----------   ------------  ------------  ------------
Gross Profit............................      27.3          55.5         9.5           49.2           (1.9)        139.6
  Engineering, selling & administrative       15.0          18.4         3.3           31.8         ---             68.5
expenses................................
                                         -----------   ------------- -----------  ------------  ------------  ------------
Income (Loss) From Operations...........      12.3          37.1         6.2           17.4          (1.9)          71.1
  Interest income.......................       0.5           0.1       ---              0.3         ---              0.9
  Interest expense......................     (14.2)         (6.3)       (6.7)         (12.2)        ---            (39.4)
  Income (loss) from equity investees...      29.3          (2.4)       (0.3)        ---            (26.6)         ---
  Other income (expense) - net..........      (2.0)          0.4        (0.3)           0.3         ---             (1.6)
                                         -----------   ------------- -----------  ------------  ------------  ------------
Income (Loss) From Continuing Operations
  Before Income Taxes And Extraordinary       25.9          28.9        (1.1)           5.8         (28.5)          31.0
  Items.................................
  Provision for income taxes............     ---           ---         ---             (0.7)        ---             (0.7)
                                         -----------   ------------- -----------  ------------  ------------  ------------
Income (Loss) From Continuing Operations
  Before Extraordinary Items............      25.9          28.9        (1.1)           5.1         (28.5)          30.3
  Extraordinary loss on retirement of
  debt..................................     (14.8)        ---         ---           ---           ---             (14.8)
                                         -----------   ------------- -----------  ------------  ------------  ------------
Net Income (Loss).......................      11.1          28.9        (1.1)           5.1         (28.5)          15.5
  Less preferred stock accretion........      (0.4)         (4.4)      ---           ---           ---              (4.8)
                                         -----------   ------------- -----------  ------------  ------------  ------------
Income (Loss) Applicable To Common Stock $    10.7     $    24.5     $  (1.1)      $    5.1     $   (28.5)    $     10.7
                                         ===========   ============= ===========  ============  ============  ============


TEREX CORPORATION
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1996
(in millions)

                                                         Wholly-                       Non-
                                            Terex         owned          PPM        guarantor    Intercompany
                                         Corporation    Guarantors   Cranes, Inc.  Subsidiaries  Eliminations  Consolidated
                                         ------------  ------------  ------------  ------------  ------------- -------------
Net Sales............................... $    175.3    $    134.7    $    88.0     $   356.5     $   (76.0)    $    678.5
  Cost of goods sold....................      163.1         110.8         91.3         318.8         (74.7)         609.3
                                         ------------  ------------- ------------  ------------  ------------- -------------
Gross Profit............................       12.2          23.9         (3.3)         37.7          (1.3)          69.2
  Engineering, selling & administrative        18.3           8.7          5.2          31.9         ---             64.1
expenses................................
                                         ------------  ------------- ------------  ------------  ------------- -------------
Income (Loss) From Operations...........       (6.1)         15.2         (8.5)          5.8          (1.3)           5.1
  Interest income.......................        0.4         ---          ---             0.8         ---              1.2
  Interest expense......................      (23.6)         (2.5)        (7.0)        (11.7)        ---            (44.8)
  Income (loss) from equity investees...      (22.0)        (37.4)        (1.2)        ---            60.6          ---
  Other income (expense) - net..........       (3.7)         (0.7)        (0.4)          1.1         ---             (3.7)
                                         ------------  ------------- ------------ -------------  ------------- -------------
Income (Loss) From Continuing Operations
  Before Income Taxes And Extraordinary       (55.0)        (25.4)       (17.1)         (4.0)         59.3          (42.2)
  Items.................................
  Provision For Income Taxes............      ---           ---          ---           (12.1)        ---            (12.1)
                                         ------------  ------------- ------------- ------------  ------------- -------------
Income (Loss) From Continuing Operations
  Before Extraordinary Items............      (55.0)        (25.4)       (17.1)        (16.1)         59.3          (54.3)
  Income (loss) from discontinued
   operations, net of tax expense.......      102.1          17.6        ---             3.0         (20.7)         102.0
                                         ------------  ------------- ------------- ------------  ------------- -------------
Net Income (Loss).......................       47.1          (7.8)       (17.1)        (13.1)         38.6           47.7
  Less preferred stock accretion........      (22.3)         (0.6)       ---           ---           ---            (22.9)
                                         ------------  ------------- ------------- ------------  ------------- -------------
Income (Loss) Applicable To Common Stock $     24.8    $     (8.4)   $   (17.1)    $   (13.1)    $    38.6     $     24.8
                                         ============  ============= ============= ============  ============= =============

TEREX CORPORATION
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1995
(in millions)

                                                         Wholly-                       Non-
                                            Terex         owned          PPM        guarantor    Intercompany
                                         Corporation    Guarantors   Cranes, Inc.  Subsidiaries  Eliminations  Consolidated
                                         ------------- ------------- ------------- ------------- ------------- -------------
Net Sales............................... $     146.7   $      99.2   $      54.5   $     237.6   $    (36.6)   $     501.4
  Cost of goods sold....................       129.4          83.4          48.1         206.4        (36.3)         431.0
                                         ------------- ------------- ------------- ------------- ------------- -------------
Gross Profit............................        17.3          15.8           6.4          31.2         (0.3)          70.4
  Engineering, selling & administrative         21.3           6.3           4.2          25.8        ---             57.6
expenses................................
                                         ------------- ------------- ------------- ------------- ------------- -------------
Income (Loss) From Operations...........        (4.0)          9.5           2.2           5.4         (0.3)          12.8
  Interest income.......................         0.7         ---           ---           ---          ---              0.7
  Interest expense......................       (20.5)         (1.7)         (4.7)        (11.8)       ---            (38.7)
  Income (loss) from equity investees...        (0.2)        (13.9)         (0.5)        ---           14.6          ---
  Other income (expense) - net..........        (5.0)         (0.1)         (0.2)         (1.6)       ---             (6.9)
                                         ------------- ------------- ------------- ------------- ------------- -------------
Income (Loss) From Continuing Operations
  Before Income Taxes And Extraordinary        (29.0)         (6.2)         (3.2)         (8.0)        14.3          (32.1)
  Items.................................
  Provision for income taxes............       ---           ---           ---           ---          ---            ---
                                         ------------- ------------- ------------- ------------- ------------- -------------
Income (Loss) From Continuing Operations
  Before Extraordinary Items............       (29.0)         (6.2)         (3.2)         (8.0)        14.3          (32.1)
  Income (loss) from discontinued
   operations, net of tax expense.......       ---             4.4         ---             4.5         (4.5)           4.4
  Extraordinary loss on retirement of           (6.2)         (0.8)        ---            (0.5)       ---             (7.5)
debt....................................
                                         ------------- ------------- ------------- ------------- ------------- -------------
Net Income (Loss).......................       (35.2)         (2.6)         (3.2)         (4.0)         9.8          (35.2)
  Less preferred stock accretion........        (7.3)        ---           ---           ---          ---             (7.3)
                                         ------------- ------------- ------------- ------------- ------------- -------------
Income (Loss) Applicable To Common Stock $     (42.5)  $      (2.6)  $      (3.2)  $      (4.0)  $      9.8    $     (42.5)
                                         ============= ============= ============= ============= ============= =============

TEREX CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEET
DECEMBER 31, 1997
(in millions)


                                                         Wholly-                       Non-
                                            Terex         owned          PPM        guarantor    Intercompany
                                         Corporation    Guarantors   Cranes, Inc.  Subsidiaries  Eliminations  Consolidated
                                         ------------- ------------- ------------- ------------- ------------- -------------
Assets
   Current Assets
     Cash and cash equivalents.......... $       5.6   $       0.1   $    ---      $      23.0   $    ---      $      28.7
     Trade receivables - net............        10.6          40.8         20.5           67.4        ---            139.3
     Intercompany receivables...........         4.3          19.5         12.6           45.6        (82.0)         ---
     Inventories - net..................        55.7          59.7         27.8           92.4         (3.5)         232.1
     Other current assets...............         3.5           2.5          0.1           20.3        ---             26.4
                                         ------------- ------------- ------------- ------------- ------------- -------------
       Total current assets.............        79.7         122.6         61.0          248.7        (85.5)         426.5
   Property, plant & equipment - net....         5.2          18.5        ---             24.1        ---             47.8
   Investment in and advances to
     (from)   subsidiaries..............       110.2        (129.6)         5.2         (100.6)       114.8          ---
   Goodwill - net.......................       ---            83.9        ---              4.5        ---             88.4
   Other assets - net...................         5.7          15.9          2.0            2.2        ---             25.8
                                         ------------- ------------- ------------- ------------- ------------- -------------

Total Assets............................ $     200.8   $     111.3   $     68.2    $     178.9   $     29.3    $     588.5
                                         ============= ============= ============= ============= ============= =============

Liabilities And Stockholders' Equity
   (Deficit)
   Current Liabilities
     Notes payable and current portion
       of long-term debt................ $       0.5   $       3.0   $      0.8    $      22.3   $    ---      $      26.6
     Trade accounts payable.............        24.3          37.8          7.4           68.6        ---            138.1
     Intercompany payables..............        21.0          21.3         19.9           19.8        (82.0)         ---
     Accruals and other current                 26.0          14.8          9.6           21.0        ---             71.4
       liabilities......................
                                         ------------- ------------- ------------- ------------- ------------- -------------
       Total current liabilities........        71.8          76.9         37.7          131.7        (82.0)         236.1
   Long-term debt less current portion..        62.6          82.3         51.3           77.3        ---            273.5
   Other long-term liabilities..........         6.8           5.5          0.9            5.5        ---             18.7
   Minority interest....................       ---             0.6        ---            ---          ---              0.6
   Stockholders' equity (deficit).......        59.6         (54.0)       (21.7)         (35.6)       111.3           59.6
                                         ------------- ------------- ------------- ------------- ------------- -------------

Total Liabilities And Stockholders'
   Equity (Deficit)..................... $     200.8   $     111.3   $     68.2    $     178.9   $     29.3    $     588.5
                                         ============= ============= ============= ============= ============= =============

TEREX CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEET
DECEMBER 31, 1996
(in millions)

                                                         Wholly-                       Non-
                                            Terex         owned          PPM        guarantor    Intercompany
                                         Corporation    Guarantors   Cranes, Inc.  Subsidiaries  Eliminations  Consolidated
                                         ------------- ------------- ------------- ------------- ------------- -------------
Assets
   Current Assets
     Cash and cash equivalents.......... $      53.5   $     ---     $    ---      $     18.5    $    ---      $      72.0
     Trade receivables - net............        21.8          10.1         12.8          65.6         ---            110.3
     Intercompany receivables...........         4.7           2.8          8.6          26.6         (42.7)         ---
     Inventories - net..................        44.9          25.3         27.9          93.8          (1.3)         190.6
     Other current assets...............         2.9         ---            0.1          14.3         ---             17.3
                                         ------------- ------------- ------------- ------------- ------------- -------------
       Total current assets.............       127.8          38.2         49.4         218.8         (44.0)         390.2
   Property, plant & equipment - net....         3.5           4.5        ---            23.7         ---             31.7
   Investment in and advances to
     (from)   subsidiaries..............        26.5         (69.6)        (8.0)        (89.6)        140.7          ---
   Goodwill - net.......................       ---           ---           15.5          16.9         ---             32.4
   Other assets - net...................         9.4           0.9          2.4           4.2         ---             16.9
                                         ------------- ------------- ------------- ------------- ------------- -------------

Total Assets............................ $     167.2   $     (26.0)  $     59.3    $    174.0    $     96.7    $     471.2
                                         ============= ============= ============= ============= ============= =============

Liabilities And Stockholders' Deficit
   Current Liabilities
     Notes payable and current portion
       of long-term debt................ $     ---     $     ---     $      0.8    $     18.4    $    ---      $      19.2
     Trade accounts payable.............        13.3          11.7          5.0          74.4         ---            104.4
     Intercompany payables..............        10.8           7.6         10.7          13.6         (42.7)         ---
     Accruals and other current
       liabilities......................        35.2           3.6         10.1          22.5         ---             71.4
                                         ------------- ------------- ------------- ------------- ------------- -------------
       Total current liabilities........        59.3          22.9         26.6         128.9         (42.7)         195.0
   Long-term debt less current portion..       119.1          17.8         51.7          73.5         ---            262.1
   Other long-term liabilities..........        14.3           1.8          1.2          12.3         ---             29.6
   Minority interest and redeemable
     preferred stock....................       ---            10.0        ---           ---           ---             10.0
   Redeemable convertible preferred stock       46.2         ---          ---           ---           ---             46.2
   Stockholders' deficit................       (71.7)        (78.5)       (20.2)        (40.7)        139.4          (71.7)
                                         ------------- ------------- ------------- ------------- ------------- -------------

Total Liabilities And Stockholders'
   Deficit..............................$     167.2   $     (26.0)  $      59.3    $    174.0    $     96.7    $     471.2
                                         ============= ============= ============= ============= ============= =============

TEREX CORPORATION
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1997
(in millions)

                                                         Wholly-                       Non-
                                            Terex         owned          PPM        guarantor    Intercompany
                                         Corporation    Guarantors   Cranes, Inc.  Subsidiaries  Eliminations  Consolidated
                                         ------------- ------------- ------------- ------------- ------------- -------------
Net Cash Provided By (Used In)
  Operating Activities.................. $      (7.2)  $      (5.1)  $      1.4    $      10.6   $    ---      $      (0.3)
                                         ------------- ------------- ------------- ------------- ------------- -------------
Cash Flows From Investing Activities
Acquisition of businesses, net of cash
  acquired..............................       (97.2)        ---          ---            ---          ---            (97.2)
Capital expenditures....................        (1.2)         (2.4)        (0.7)          (5.6)       ---             (9.9)
Proceeds from sale of excess assets.....         0.1           7.5          0.7            0.2        ---              8.5
                                         ------------- ------------- ------------- ------------- ------------- -------------
    Net cash (used in) provided by
     investing  activities..............       (98.3)          5.1        ---             (5.4)       ---            (98.6)
                                         ------------- ------------- ------------- ------------- ------------- -------------
Cash Flows From Financing Activities
Redemption of preferred stock...........       (45.4)        ---          ---            ---          ---            (45.4)
Issuance of common stock................       104.6         ---          ---            ---          ---            104.6
 Net borrowings (repayments) under
revolving line of credit agreements.....        94.9         ---           (0.3)           5.1        ---             99.7
Principal repayments of long-term debt..       (83.0)        ---           (0.7)         ---          ---            (83.7)
Other...................................        (7.4)        ---          ---             (3.6)       ---            (11.0)
                                         ------------- ------------- ------------- ------------- ------------- -------------
    Net cash provided by (used in)
     financing activities...............        63.7         ---           (1.0)           1.5        ---             64.2
                                         ------------- ------------- ------------- ------------- ------------- -------------
Effect of exchange rates on cash and
  cash equivalents......................        (6.0)        ---           (0.4)          (2.2)       ---             (8.6)
                                         ------------- ------------- ------------- ------------- ------------- -------------
Net (decrease) increase in cash and cash
  equivalents...........................       (47.8)        ---          ---              4.5        ---            (43.3)
Cash and cash equivalents, beginning of
  period................................        53.4           0.1        ---             18.5        ---             72.0
                                         ------------- ------------- ------------- ------------- ------------- -------------
Cash and cash equivalents, end of period $       5.6   $       0.1   $    ---      $      23.0   $    ---      $      28.7
                                         ============= ============= ============= ============= ============= =============

TEREX CORPORATION
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1996
(in millions)

                                                         Wholly-                       Non-
                                            Terex         owned          PPM        guarantor    Intercompany
                                         Corporation    Guarantors   Cranes, Inc.  Subsidiaries  Eliminations  Consolidated
                                         ------------- ------------- ------------- ------------- ------------- -------------
Net Cash Provided By (Used In)
  Operating Activities.................. $     (18.7)  $     ---     $     (0.5)   $      1.6    $    ---      $     (17.6)
                                         ------------- ------------- ------------- ------------- ------------- -------------
Cash Flows From Investing Activities
  Capital expenditures..................        (0.5)         (0.1)        (0.3)         (7.2)        ---             (8.1)
  Net proceeds from sale of discontinued
   operations...........................       137.2         ---          ---           ---           ---            137.2
   operations...........................
  Proceeds from sale of excess assets...         0.4           0.1          1.0           5.0         ---              6.5
  Other.................................       ---           ---          ---             0.1         ---              0.1
                                         ------------- ------------- ------------- ------------- ------------- -------------
    Net cash provided by (used in)
     investing activities...............       137.1         ---            0.7          (2.1)        ---            135.7
                                         ------------- ------------- ------------- ------------- ------------- -------------
Cash Flows From Financing Activities
Net borrowings (repayments) under
  revolving line of credit agreements...       (66.8)        ---            0.4          11.4         ---            (55.0)
Principal repayments of long-term debt..       ---           ---           (1.0)        ---           ---             (1.0)
Other...................................        (0.8)        ---            0.1           6.3         ---              5.6
                                         ------------- ------------- ------------- ------------- ------------- -------------
   Net cash (used in) provided by
     financing activities...............       (67.6)        ---           (0.5)         17.7         ---            (50.4)
                                         ------------- ------------- ------------- ------------- ------------- -------------
Effect of exchange rates on cash and
  cash equivalents......................        (0.4)        ---          ---            (2.3)        ---             (2.7)
                                         ------------- ------------- ------------- ------------- ------------- -------------
Net increase (decrease) in cash and cash
  equivalents...........................        50.4         ---           (0.3)         14.9         ---             65.0
Cash and cash equivalents, beginning of
  period................................         3.1         ---            0.3           3.6         ---              7.0
                                         ------------- ------------- ------------- ------------- ------------- -------------
Cash and cash equivalents, end of period $      53.5   $     ---     $    ---      $     18.5    $    ---      $      72.0
                                         ============= ============= ============= ============= ============= =============

TEREX CORPORATION
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1995
(in millions)

                                                         Wholly-                       Non-
                                             Terex        owned          PPM        guarantor    Intercompany
                                         Corporation    Guarantors   Cranes, Inc.  Subsidiaries  Eliminations  Consolidated
                                         ------------- ------------- ------------- ------------- ------------- -------------
Net Cash Provided By (Used In)
  Operating Activities.................. $      59.2   $       1.9   $    (46.7)   $     (43.0)  $    ---      $     (28.6)
                                         ------------- ------------- ------------- ------------- ------------- -------------
Cash Flows From Investing Activities
  Acquisition of business, net of cash         (92.4)        ---          ---            ---          ---            (92.4)
   acquired.............................
  Capital expenditures..................        (0.9)         (2.2)        (0.2)          (1.9)       ---             (5.2)
  Proceeds from sale of excess assets...       ---             0.3          0.1            0.2        ---              0.6
  Proceeds from sale of stock of former
   subsidiary...........................         2.7         ---          ---            ---          ---              2.7
  Other.................................         0.1         ---          ---              0.1        ---              0.2
                                         ------------- ------------- ------------- ------------- ------------- -------------
     Net cash used in investing
       activities.......................       (90.5)         (1.9)        (0.1)          (1.6)       ---            (94.1)
                                         ------------- ------------- ------------- ------------- ------------- -------------
Cash Flows From Financing Activities
Net borrowings (repayments) under
  revolving line of credit agreements...        35.9         ---          ---            ---          ---             35.9
Principal repayments of long-term debt..      (116.9)        (18.0)       ---            (19.0)       ---           (153.9)
Proceeds from issuance of long-term
  debt, net of issuance costs...........       112.0          18.0         47.1           62.7        ---            239.8
Other...................................       ---           ---          ---            ---          ---            ---
                                         ------------- ------------- ------------- ------------- ------------- -------------
    Net cash provided by financing
      activities........................        31.0         ---           47.1           43.7        ---            121.8
                                         ------------- ------------- ------------- ------------- ------------- -------------
Effect of exchange rates on cash and
  cash equivalents......................        (0.3)        ---          ---            ---          ---             (0.3)
                                         ------------- ------------- ------------- ------------- ------------- -------------
Net (decrease) increase in cash and cash
  equivalents...........................        (0.6)        ---            0.3           (0.9)       ---             (1.2)
Cash and cash equivalents, beginning of
  period................................         3.7         ---          ---              4.5        ---              8.2
                                         ------------- ------------- ------------- ------------- ------------- -------------
Cash and cash equivalents, end of period $       3.1   $     ---     $      0.3    $       3.6   $    ---      $       7.0
                                         ============= ============= ============= ============= ============= =============


NOTE Q -- SUBSEQUENT EVENTS

On March 31, 1998, the Company purchased all of the outstanding shares of O&K Mining GmbH ("O&K Mining") from O&K Orenstein & Koppel AG ("Orenstein & Koppel") for net aggregate consideration of approximately $168, subject to certain post-closing adjustments. The transaction was financed through the issuance of the Company's New Senior Subordinated Notes (as defined below) and borrowings under the Company's new $500 global bank credit facility, the New Bank Credit Facility (as defined below). O&K Mining, which will be part of the Terex Earthmoving segment, is headquartered in Dortmund, Germany, and has operations in the United States, the United Kingdom, Australia, Canada, South Africa and Singapore. O&K Mining markets a complete range of large hydraulic mining shovels serving the global surface mining industry and the global construction and infrastructure development markets.

On March 6, 1998, the Company refinanced its 1997 Credit Facility and redeemed or defeased all of its $166.7 principal amount of its then outstanding Senior Secured Notes. The refinancing included effectiveness of a revolving credit facility aggregating up to $125.0 and term loan facilities providing for loans in an aggregate principal amount of up to approximately $375.0 (collectively, the "New Bank Credit Facility"). In connection with the refinancing of the Company's 1997 Bank Credit Facility and the repurchase of the Senior Secured Notes, the Company incurred extraordinary losses of $1.9 and $36.4, respectively. These extraordinary charges will be recorded in the first quarter of 1998.

On March 31, 1998, the Company issued and sold $150.0 aggregate principal amount of 8-7/8% Senior Subordinated Notes due 2008 (the "New Senior Subordinated Notes"). The New Senior Subordinated Notes were issued in a private placement made in reliance upon an exemption from registration under the Securities Act of 1933, as amended. The net proceeds from the offering will be used to fund a portion of the aggregate consideration for the acquisition of O&K Mining and for general working capital purposes.

Ares Leverage Investment Fund L.P. ("Ares"), an affiliate of a director of the Company, participated as a lender under the New Bank Credit Facility for the amount of $15.0. Ares also received a fee of less than $0.1 for participating as a lender under the New Bank Credit Facility. Participation by Ares as a lender under the New Bank Credit Facility was made in the ordinary course of Ares' business and on the same terms as all other lenders under the New Bank Credit Facility.

Canadian Imperial Bank of Commerce, an affiliate of CIBC Oppenheimer Corp., of which a director of the Company is a managing director, is a lender with a commitment of up to $37.5 and a Co-Documentation Agent under the New Bank Credit Facility. Canadian Imperial Bank of Commerce received a fee of $0.8 for acting as Co-Documentation Agent under the New Bank Credit Facility. Participation by Canadian Imperial Bank of Commerce as a lender under the New Bank Credit Facility was made in the ordinary course of its business and on the same terms as all other lenders under the New Bank Credit Facility. In addition, CIBC Oppenheimer Corp. was retained by the Company in connection with the offering of the New Senior Subordinated Notes. CIBC was paid $0.5 as an underwriting discount upon issuance of the New Senior Subordinated Notes.


                       TEREX CORPORATION AND SUBSIDIARIES

            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      (in millions, except per share data)

                                                           For the Three Months
                                                             Ended March 31,
                                                         ----------------------
                                                            1998        1997
                                                         ----------  ----------
Net sales................................................$   260.6   $   176.3
Cost of goods sold.......................................    215.8       148.8
                                                         ----------  ----------

     Gross profit........................................     44.8        27.5
Engineering, selling and administrative expenses.........     21.0        14.1
                                                         ----------  ----------

     Income from operations..............................     23.8        13.4

Other income (expense):
     Interest income.....................................      0.1         0.6
     Interest expense....................................     (8.8)       (9.5)
     Other income (expense) - net........................     (0.5)       (0.4)
                                                         ----------- ----------

Income before income taxes and extraordinary items.......     14.6         4.1
Provision for income taxes...............................     (0.2)       (0.2)
                                                         ----------- ----------

Income before extraordinary items........................     14.4         3.9
Extraordinary loss on retirement of debt.................    (38.3)       ---
                                                         ----------- ----------

Net income (loss)........................................    (23.9)        3.9
Less preferred stock accretion...........................    ---          (0.4)
                                                         ----------- ----------

Income (loss) applicable to common stock.................$   (23.9)  $     3.5
                                                         =========== ==========

PER COMMON AND COMMON EQUIVALENT SHARE:
    Basic
      Income before extraordinary items..................$    0.70   $     0.26
      Extraordinary loss on retirement of debt...........    (1.86)        ---
                                                         ----------- ----------
        Net income (loss)................................$   (1.16)  $     0.26
                                                         =========== ==========
    Diluted
      Income before extraordinary items..................$    0.65   $     0.24
      Extraordinary loss on retirement of debt...........    (1.73)        ---
                                                         ----------- ----------
        Net income (loss)................................$   (1.08)  $     0.24
                                                         =========== ==========

Weighted average number of common and common equivalent shares outstanding in per share calculation
        Basic............................................    20.6         13.3
        Diluted..........................................    22.2         14.4

   The accompanying notes are an integral part of these financial statements.

                       TEREX CORPORATION AND SUBSIDIARIES

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                                  (in millions)

                                                                            March 31,     December 31,
                                                                              1998           1997
                                                                          ------------  --------------
ASSETS
Current assets
     Cash and cash equivalents............................................$   58.5      $    28.7
     Trade receivables (net of allowance of $4.3
       at March 31, 1998 and $4.5 at December 31, 1997)...................   212.5          139.3
     Net inventories......................................................   380.9          232.1
     Other current assets.................................................    23.7           26.4
                                                                          ------------  -------------
         Total current assets.............................................   675.6          426.5
Long-term assets
     Property, plant and equipment - net..................................    76.7           47.8
     Goodwill - net.......................................................   147.5           88.4
     Other assets - net...................................................    32.3           25.8
                                                                          ------------  -------------

Total assets                                                              $  932.1      $   588.5
                                                                          ============  =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Notes payable and current portion of long-term debt..................$   19.3      $  26.6
     Trade accounts payable...............................................   191.2        138.1
     Accrued compensation and benefits....................................    18.7         16.4
     Accrued warranties and product liability.............................    26.1         25.3
     Other current liabilities............................................    70.2         29.7
                                                                          ------------  -----------
         Total current liabilities........................................   325.5        236.1
Non current liabilities
     Long-term debt, less current portion.................................   554.2        273.5
     Other................................................................    23.8         18.7

Minority interest.........................................................     0.6          0.6

Commitments and contingencies

Stockholders' equity
     Warrants to purchase common stock....................................     0.8          0.8
     Equity rights........................................................     3.2          3.2
     Common stock, $.01 par value - authorized 30.0 shares;
       issued and outstanding 20.6 at March 31, 1998
       and 20.5 at December 31, 1997......................................     0.2          0.2
     Additional paid-in capital...........................................   179.0        178.7
     Accumulated deficit..................................................  (139.3)      (115.4)
     Pension liability adjustment.........................................    (1.8)        (1.8)
     Cumulative translation adjustment....................................   (14.1)        (6.1)
                                                                          ------------  -----------
         Total stockholders' equity.......................................    28.0         59.6
                                                                          ------------  -----------

Total liabilities and stockholders' equity................................$  932.1      $ 588.5
                                                                          ============  ===========

   The accompanying notes are an integral part of these financial statements.

                       TEREX CORPORATION AND SUBSIDIARIES

            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (in millions)

                                                                               For the Three Months
                                                                                  Ended March 31,
                                                                           ---------------------------
                                                                               1998           1997
                                                                           -------------  ------------
OPERATING ACTIVITIES
   Net income (loss).......................................................$    (23.9)    $      3.9
   Adjustments to reconcile net income to cash used
     in operating activities:
        Depreciation.......................................................       2.4            1.6
        Amortization.......................................................       1.5            1.4
        Extraordinary loss on retirement of debt...........................      38.3          ---
        Other, net.........................................................      (0.2)          (0.2)
        Changes  in  operating   assets  and  liabilities
          (net  of  effects  of acquisitions):
          Trade receivables................................................     (32.3)           0.7
          Net inventories..................................................     (16.2)           1.0
          Trade accounts payable...........................................      26.1           (1.4)
          Accrued compensation and benefits................................       2.3           (0.9)
          Other, net.......................................................      (9.6)           8.9
                                                                           -------------  ------------
             Net cash provided by (used in) operating activities...........     (11.6)          15.0
                                                                           -------------  ------------

INVESTING ACTIVITIES
   Acquisition of businesses, net of cash acquired.........................    (172.9)         ---
   Capital expenditures....................................................      (2.5)          (0.8)
   Proceeds from sale of excess assets.....................................       1.9            0.3
   Other...................................................................     ---              0.1
                                                                           -------------  ------------
             Net cash provided by (used in) investing activities...........    (173.5)          (0.4)
                                                                           -------------  ------------

FINANCING ACTIVITIES
   Proceeds from issuance of long-term debt, net of issuance costs.........     508.6          ---
   Redemption of preferred stock...........................................     ---            (45.4)
   Principal repayments of long-term debt..................................    (167.7)         ---
   Net incremental borrowings under revolving
     line of credit agreements.............................................    (100.8)           3.8
   Payment of premiums on early extinguishment of debt.....................     (29.0)         ---
   Other...................................................................       2.6           (1.5)
                                                                           -------------  ------------
             Net cash provided by (used in) financing activities...........     213.7          (43.1)
                                                                           -------------  ------------

EFFECT OF EXCHANGE RATE CHANGES ON
   CASH AND CASH EQUIVALENTS...............................................       1.2            3.9
                                                                           -------------  ------------

NET INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS........................................................      29.8          (32.4)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD...........................      28.7           72.0
                                                                           -------------  ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD.................................$     58.5     $      39.6
                                                                           =============  ============

   The accompanying notes are an integral part of these financial statements.

                       TEREX CORPORATION AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                 March 31, 1998

                      (in millions, unless otherwise noted)


NOTE A -- BASIS OF PRESENTATION

Basis of Presentation. The accompanying unaudited condensed consolidated financial statements of Terex Corporation and subsidiaries as of March 31, 1998 and for the three months ended March 31, 1998 and 1997 have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles to be included in full year financial statements. The accompanying condensed consolidated balance sheet as of December 31, 1997, has been derived from the audited consolidated balance sheet as of that date.

The condensed consolidated financial statements include the accounts of Terex Corporation and its majority owned subsidiaries ("Terex" or the "Company"). All material intercompany balances, transactions and profits have been eliminated.

In the opinion of management, all adjustments considered necessary for a fair presentation have been made. Such adjustments consist only of those of a normal recurring nature. Operating results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

In the first quarter of 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." SFAS No. 130 requires disclosure of total non-shareowner changes in equity in interim periods and additional disclosures of the components of non-shareowner changes in equity on an annual basis. Total non-shareowner changes in equity include all changes in equity during a period except those resulting from investments by, and distributions to, shareowners. The specific components include: net income, deferred gains and losses resulting from foreign currency translation and minimum pension liability adjustments. For the quarters ended March 31, 1998 and March 31, 1997, total non-shareowner changes in equity were ($31.9) and ($2.0), respectively.


NOTE B -- ACQUISITIONS

On January 5, 1998, the Company completed the purchase of Payhauler Corp. ("Payhauler"). Payhauler manufactures four-wheel drive off-highway trucks. The operating results of Payhauler are included in the Company's consolidated results of operations since January 5, 1998.

On March 31, 1998, the Company purchased all of the outstanding shares of O&K Mining GmbH ("O&K Mining") from O&K Orenstein & Koppel AG ("Orenstein & Koppel") for net aggregate consideration of approximately $168, subject to certain post-closing adjustments. The transaction was financed through the issuance of the Company's New Senior Subordinated Notes (as defined below) and borrowings under the Company's New Bank Credit Facility (as defined below). O&K Mining, which will be part of the Terex Earthmoving segment, is headquartered in Dortmund, Germany, and has operations in the United States, the United Kingdom, Australia, Canada, South Africa and Singapore. O&K Mining markets a complete range of large hydraulic mining shovels serving the global surface mining industry and the global construction and infrastructure development markets.

On March 6, 1998, the Company redeemed or defeased all of its $166.7 principal amount of its then outstanding 13-1/4% Senior Secured Notes due 2002 (the "Senior Secured Notes"). Concurrently therewith, the Company also refinanced substantially all of its then existing domestic and foreign revolving credit debt. The proceeds for the offer to purchase and the repayment of its then existing revolving credit facility were obtained from borrowings under the Company's new $500.0 global bank credit facility ("New Bank Credit Facility"). In connection with the refinancing of the Company's then existing credit facility and the repurchase of the Senior Secured Notes, the Company incurred extraordinary losses of $1.9 and $36.4, respectively. These extraordinary losses have been recorded in the first quarter of 1998.

The New Bank Credit Facility consists of a new secured global revolving credit facility aggregating up to $125.0 (the "New Revolving Credit Facility") and two term loan facilities (collectively, the "Term Loan Facilities") providing for loans in an aggregate principal amount of up to approximately $375.0. The New Revolving Credit Facility will be used for working capital and general corporate purposes, including acquisitions. With limited exceptions, the obligations of the Borrowers under the New Bank Credit Facility are secured by (i) a pledge of all of the capital stock of domestic subsidiaries of the Company, (ii) a pledge of 65% of the stock of the foreign subsidiaries of the Company and (iii) a first priority security interest in, and mortgages on, substantially all of the assets of Terex and its domestic subsidiaries. The New Bank Credit Facility contains covenants limiting the Borrowers' activities, including, without limitation, limitations on dividends and other payments, liens, investments, incurrence of indebtedness, mergers and asset sales, related party transactions and capital expenditures. The New Bank Credit Facility also contains certain financial and operating covenants, including a maximum leverage ratio, a minimum interest coverage ratio and a minimum fixed charge coverage ratio.

Pursuant to the Term Loan Facilities, the Borrowers have borrowed (i) $175.0 in aggregate principal amount pursuant to a Term Loan A due March 2004 (the "Term A Loan") and (ii) $200.0 in aggregate principal amount pursuant to a Term Loan B due March 2005 (the "Term B Loan"). The outstanding principal amount of the Term A Loan currently bears interest, at the applicable Borrower's option, at an all-in drawn cost of 2.00% per annum in excess of the adjusted eurodollar rate or, with respect to U.S. dollar denominated alternate based rate loans, at an all-in drawn cost of 1.00% per annum in excess of the prime rate. The outstanding principal amount of the Term B Loan currently bears interest, at the Company's option, at a rate of 2.50% per annum in excess of the adjusted eurodollar rate or, with respect to U.S. Dollar denominated alternate base rate loans, 1.50% in excess of the prime rate. The Term A Loan amortizes on a quarterly basis, in the annual percentages of 0%, 16%, 16%, 21%, 21% and 26%, respectively, during the six-year term of the loan. The Term B Loan amortizes in an annual percentage of 1% during each of the first six years of the term of the loan and 94% in the seventh year of the term of the loan. The Term A Loan and Term B Loan are subject to mandatory prepayment in certain circumstances and are voluntarily prepayable without payment of a premium (subject to reimbursement of the lenders' costs in case of prepayment of eurodollar loans other than on the last day of an interest period.)

Pursuant to the New Revolving Credit Facility, the Borrowers have available an aggregate amount of up to $125.0. The outstanding principal amount of loans under the New Revolving Credit Facility bears interest, at the applicable Borrower's option, at an all-in drawn cost of 2.00% per annum in excess of the adjusted eurocurrency rate or, with respect to U.S. dollar denominated alternate base rate loans, at an all-in drawn cost of 1.00% per annum in excess of the prime rate. The New Revolving Credit Facility will terminate on the sixth anniversary thereof.

On March 31, 1998, the Company issued and sold $150.0 aggregate principal amount of 8-7/8% Senior Subordinated Notes due 2008 (the "New Senior Subordinated Notes"). The New Senior Subordinated Notes were issued in a private placement made in reliance upon an exemption from registration under the Securities Act of 1933, as amended. The net proceeds from the offering were used to fund a portion of the aggregate consideration of the acquisition of O&K Mining and for general working capital purposes.

The O&K Mining and Payhauler (the "Acquired Businesses") acquisitions are being accounted for using the purchase method, with the purchase price allocated to the assets acquired and the liabilities assumed based upon their respective estimated fair values at the date of acquisition. The excess of purchase price over the net assets acquired (approximately $54.2) is being amortized on a straight-line basis over 40 years.

The estimated fair values of assets and liabilities acquired in the O&K Mining and Payhauler acquisitions are summarized as follows:

    Cash.................................................$       3.3
    Accounts receivable..................................       38.5
    Inventories..........................................      135.3
    Other current assets.................................        9.0
    Property, plant and equipment........................       28.6
    Goodwill.............................................       54.2
    Other assets.........................................        4.0
    Accounts payable and other current liabilities.......      (78.9)
    Other non-current liabilities........................      (17.2)
                                                         -------------
                                                         $     176.8
                                                         =============

The Company is in the process of completing evaluations and estimates for purposes of determining certain values. The Company has also estimated costs related to plans to integrate the activities of the Acquired Businesses into the Company, including plans to exit certain activities and consolidate and restructure certain functions. The Company may revise the estimates as additional information is obtained.


NOTE C -- INVENTORIES

Net inventories consist of the following:

                                               March 31,     December 31,
                                                  1998          1997
                                            --------------  -------------
Finished equipment..........................$    102.2      $    54.1
Replacement parts...........................     142.3           82.8
Work-in-process.............................      45.9           22.4
Raw materials and supplies..................      90.5           72.8
                                            --------------  -------------
Net inventories.............................$    380.9      $   232.1
                                            ==============  =============


NOTE D -- PROPERTY, PLANT AND EQUIPMENT

Net property, plant and equipment consists of the following:

                                                     March 31,    December 31,
                                                       1998          1997
                                                  -------------  -------------
Property, plant and equipment.....................$    111.9     $    83.0
Less:  Accumulated depreciation...................     (35.2)        (35.2)
                                                  =============  =============
Net property, plant and equipment.................$     76.7      $    47.8
                                                  =============  =============


NOTE E -- LITIGATION AND CONTINGENCIES

The Company is subject to a number of contingencies and uncertainties including product liability claims, self-insurance obligations, tax examinations and guarantees. Many of the exposures are unasserted or proceedings are at a preliminary stage, and it is not presently possible to estimate the amount or timing of any cost to the Company. However, management does not believe that these contingencies and uncertainties will, in the aggregate, have a material adverse effect on the Company. When it is probable that a loss has been incurred and possible to make reasonable estimates of the Company's liability with respect to such matters, a provision is recorded for the amount of such estimate or for the minimum amount of a range of estimates when it is not possible to estimate the amount within the range that is most likely to occur.

The Company generates hazardous and nonhazardous wastes in the normal course of its operations. As a result, the Company is subject to a wide range of federal, state, local and foreign environmental laws and regulations, including the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for hazardous and nonhazardous wastes, and (ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous substances. Compliance with such laws and regulations has, and will, require expenditures by the Company on a continuing basis.

The Internal Revenue Service (the "IRS") is currently examining the Company's federal tax returns for the years 1987 through 1989. In December 1994, the Company received an examination report from the IRS proposing a substantial tax deficiency. The examination report raised a variety of issues, including the Company's substantiation for certain deductions taken during this period, the Company's utilization of certain net operating loss carryovers ("NOLs") and the availability of such NOLs to offset future taxable income. The Company filed an administrative appeal to the examination report in April 1995. In June 1996, the Company was advised that the matter was being referred back to the audit division of the IRS. The IRS is currently reviewing information provided by the Company. The ultimate outcome of this matter is subject to the resolution of significant legal and factual issues. Given the stage of the audit, and the number and complexity of the legal and administrative proceedings involved in reaching a resolution of this matter, it is unlikely that the ultimate outcome, if unfavorable to the Company, will be determined for at least several years. If the IRS were to prevail on all the issues raised, the amount of the tax assessment would be approximately $56.0 plus penalties of approximately $12.8 and interest through March 31, 1998 of approximately $98.6. The penalties asserted by the IRS are calculated as 20% of the amount of the tax assessed for fiscal year 1987 and 25% of the tax assessed for each of fiscal years 1988 and 1989. Interest on the amount of tax assessed and penalties is currently accruing at a rate of 10% per annum. The applicable annual rate of interest has historically varied from 7% to 12%.

If the Company were required to pay a significant portion of the assessment with related interest and penalties, such payment might exceed the Company's resources. In such event, the viability of the Company would be placed in jeopardy, and it is uncertain that the Company could, through financing or otherwise, obtain the funds required to pay such assessment, interest, and applicable penalties. Management believes, however, that the Company will be able to provide adequate documentation for a substantial portion of the deductions questioned by the IRS and that there is substantial support for the Company's past and future utilization of the NOLs. Based upon consultation with its tax advisors, management believes that the Company's position will prevail on the most significant issues. Accordingly, management believes that the outcome of the examination will not have a material adverse effect on its financial condition or results of operations, but may result in some reduction in the amount of the NOLs available to the Company. No additional accruals have been made for any amounts which might be due as a result of this matter because the possible loss ranges from zero to $56.0 plus interest and penalties, and the ultimate outcome cannot be determined or estimated at this time. No reserves are being expensed to cover the potential liability.


NOTE F -- CONSOLIDATING FINANCIAL STATEMENTS

The New Senior Subordinated Notes are jointly and severally guaranteed by the following subsidiaries of the Company: Terex Cranes, Inc., PPM Cranes, Inc., Koehring Cranes, Inc., Terex-Telelect, Inc., Terex-RO Corporation, Terex Aerials, Inc., Terex Mining Equipment, Inc., Payhauler Corp., Terex Baraga Products, Inc. and M&M Enterprises of Baraga, Inc. (collectively the "Guarantors"). With the exception of PPM Cranes, Inc., which is 92.4% owned by Terex, each of the Guarantors is a wholly-owned subsidiary of the Company.

The following summarized condensed  consolidating  financial information for the
Company  segregates  the  financial   information  of  Terex  Corporation,   the
Wholly-owned Guarantors, PPM Cranes, Inc. and the Non-guarantor Subsidiaries.

Terex Corporation consists of parent company operations. Subsidiaries of the parent company are reported on the equity basis.

Wholly-owned Guarantors combine the operations of Terex Cranes, Inc., Koehring Cranes, Inc., Terex-Telelect, Inc., Terex Aerials, Inc., Terex-RO Corporation, Terex Mining Equipment, Inc., Payhauler Corp., Terex Baraga Products, Inc. and M&M Enterprises of Baraga, Inc. (collectively, "Wholly-owned Guarantors"). Non-guarantor subsidiaries of Wholly-owned Guarantors are reported on the equity basis.

PPM  Cranes,   Inc.  presents  the  operations  of  PPM  Cranes,  Inc.  and  its subsidiaries (PPM of Australia Pty Ltd and PPM Far East Private Ltd) reported on an equity basis.

Non-Guarantor Subsidiaries combine the operations of subsidiaries which have not provided a guarantee of the obligations of Terex Corporation under the New Senior Subordinated Notes. These subsidiaries include Terex Equipment Limited, Unit Rig Australia (Pty) Ltd., Unit Rig South Africa (Pty) Ltd., Unit Rig (Canada) Ltd., P.P.M. S.A., P.P.M. S.p.A., Brimont Agraire, PPM Deutschland GmbH, PPM of Australia Pty Ltd., PPM Far East Private Ltd., O&K Mining GmbH, O&K Orenstein & Koppel Limited, O&K Orenstein & Koppel, Inc., O&K Orenstein & Koppel (South Africa) (Proprietary) Limited, O&K Orenstein & Koppel, Inc., Orenstein & Koppel Australia Pty Ltd., and O&K Far East Pte. Ltd.

Debt and Goodwill allocated to subsidiaries are presented on an accounting "push-down" basis.

TEREX CORPORATION
UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 1998
(in millions)

                                                          Wholly-                       Non-
                                             Terex         owned          PPM        guarantor     Intercompany
                                          Corporation    Guarantors   Cranes, Inc.  Subsidiaries   Eliminations   Consolidated
                                         ------------- ------------- ------------- -------------- -------------  -------------
Net sales............................... $     42.5    $    113.3    $     24.9    $    113.4     $   (33.5)     $    260.6
   Cost of goods sold...................       36.2          92.4          22.4          97.4         (32.6)          215.8
                                         ------------  ------------- ------------- -------------  -------------  -------------
Gross profit............................        6.3          20.9           2.5          16.0          (0.9)           44.8
   Engineering, selling & administrative
     expenses...........................        4.6           7.0           0.8           8.6         ---              21.0
                                         ------------  ------------- ------------- -------------  -------------  -------------
Income (loss) from operations...........        1.7          13.9           1.7           7.4          (0.9)           23.8
  Interest income.......................      ---           ---           ---             0.1         ---               0.1
  Interest expense......................       (2.1)         (2.2)         (1.6)         (2.9)        ---              (8.8)
  Income (loss) from equity investees...      (14.6)          3.4          (0.3)        ---            11.5          ---
  Other income (expense) - net..........       (0.4)        ---            (0.1)        ---           ---              (0.5)
                                         ------------  ------------- ------------- -------------  -------------  -------------
Income (loss) before income taxes and
  extraordinary items...................      (15.4)         15.1          (0.3)          4.6          10.6            14.6
  Provision for income taxes............      ---           ---           ---            (0.2)        ---              (0.2)
                                         ------------ -------------  ------------- -------------  -------------  -------------
Income (loss) before extraordinary items      (15.4)         15.1          (0.3)          4.4          10.6            14.4
Extraordinary loss on retirement of debt       (8.5)         (5.0)        (10.4)        (14.4)        ---             (38.3)
                                         ------------ -------------  ------------- -------------  -------------  -------------
Net income (loss).......................      (23.9)         10.1         (10.7)        (10.0)         10.6           (23.9)
  Less preferred stock accretion........      ---           ---           ---           ---           ---            ---
                                         ------------ -------------  ------------- -------------  -------------  -------------
Income (loss) applicable to common stock $    (23.9)  $      10.1    $    (10.7)   $    (10.0)    $    10.6      $    (23.9)
                                         ============ =============  ============= =============  =============  =============


TEREX CORPORATION
UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 1997
(in millions)

                                                          Wholly-                       Non-
                                             Terex         owned          PPM        guarantor     Intercompany
                                          Corporation    Guarantors   Cranes, Inc.  Subsidiaries   Eliminations   Consolidated
                                         ------------- ------------- ------------- -------------  --------------  -------------
Net sales............................... $     47.4    $     40.4    $    17.1     $     99.9     $    (28.5)     $    176.3
   Cost of goods sold...................       41.4          33.2         15.3           86.8          (27.9)          148.8
                                         ------------  ------------  ------------  -------------  --------------  -------------
Gross profit............................        6.0           7.2          1.8           13.1           (0.6)           27.5
   Engineering, selling & administrative
     expenses...........................        4.1           2.0          0.7            7.3          ---              14.1
                                         ------------  ------------  ------------  -------------  -------------   -------------
Income from operations..................        1.9           5.2          1.1            5.8           (0.6)           13.4
  Interest income.......................        0.4         ---          ---              0.2          ---               0.6
  Interest expense......................       (4.3)         (0.6)        (1.7)          (2.9)         ---              (9.5)
  Income (loss) from equity investees...        6.0          (1.2)         0.1          ---             (4.9)          ---
  Other income (expense) - net..........       (0.4)        ---           (0.1)           0.1            ---              (0.4)
                                         ------------  ------------  ------------  -------------  -------------   -------------
Income (loss) before income taxes.......        3.6           3.4         (0.6)           3.2           (5.5)            4.1
  Provision for income taxes............      ---           ---          ---             (0.2)         ---              (0.2)
                                         ------------  ------------  ------------  -------------  -------------   -------------
Net income (loss).......................        3.6          3.4          (0.6)           3.0           (5.5)            3.9
  Less preferred stock accretion........       (0.1)        (0.3)        ---            ---             ---              (0.4)
                                         ------------  ------------  ------------  -------------  -------------   -------------
Income (loss) applicable to common stock $      3.5    $     3.1     $    (0.6)    $      3.0     $     (5.5)     $       3.5
                                         ============  ============  ============  =============  =============   =============

TEREX CORPORATION
UNAUDITED CONDENSED CONSOLIDATING BALANCE SHEET
MARCH 31, 1998
(in millions)

                                                         Wholly-                       Non-
                                            Terex         owned          PPM        guarantor    Intercompany
                                         Corporation    Guarantors   Cranes, Inc.  Subsidiaries  Eliminations  Consolidated
                                         ------------- ------------- ------------- ------------- ------------- -------------
Assets
   Current Assets
     Cash and cash equivalents.......... $      45.1   $       0.2   $    ---      $      13.2   $    ---      $      58.5
     Trade receivables - net............        12.1          56.8         21.8          121.8        ---            212.5
     Intercompany receivables...........         6.2          20.6         12.4           78.4       (117.6)         ---
     Net inventories....................        60.1          66.8         26.4          231.4         (3.8)         380.9
     Other current assets...............         4.8           2.6          0.1           16.2        ---             23.7
                                         ------------- ------------- ------------- ------------- ------------- -------------
       Total current assets.............       128.3         147.0         60.7          461.0       (121.4)         675.6
   Long-Term Assets
     Property, plant & equipment - net..         5.2          20.3          0.1           51.1        ---             76.7
     Investment in and advances
       to (from) subsidiaries...........        72.7        (130.3)        11.4          (92.6)       138.8          ---
     Goodwill - net.....................       ---            96.2        ---             51.3        ---            147.5
     Other assets - net.................         9.9          13.9          1.5            7.0        ---             32.3
                                         ------------- ------------- ------------- ------------- ------------- -------------

Total Assets............................ $     216.1   $     147.1   $     73.7    $     477.8   $     17.4    $     932.1
                                         ============= ============= ============= ============= ============= =============

Liabilities And Stockholders' Equity
   (Deficit)
   Current Liabilities
     Notes payable and current portion
       of long-term debt................ $       0.5   $       7.1   $      0.8    $      10.9   $    ---      $      19.3
     Trade accounts payable.............        16.6          48.8          8.5          117.3        ---            191.2
     Intercompany payables..............        40.4          22.9         21.6           32.7       (117.6)         ---
     Accruals and other current
       liabilities......................        23.4          18.2          9.5           63.9        ---            115.0
                                         ------------- ------------- ------------- ------------- ------------- -------------
       Total current liabilities........        80.9          97.0         40.4          224.8       (117.6)         325.5
   Non-Current Liabilities
     Long-term debt less current portion        99.0          93.4         64.4          297.4        ---            554.2
     Other long-term liabilities........         8.2         ---            0.7           14.9        ---             23.8
   Minority interest....................       ---             0.6          ---          ---          ---              0.6
   Stockholders' equity (deficit).......        28.0         (43.9)       (31.8)         (59.3)       135.0           28.0
                                         ------------- ------------- ------------- ------------- ------------- -------------

Total Liabilities And Stockholders'
   Equity (Deficit)..................... $     216.1   $     147.1   $     73.7    $     477.8   $     17.4    $     932.1
                                         ============= ============= ============= ============= ============= =============

TEREX CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEET
DECEMBER 31, 1997
(in millions)

                                                         Wholly-                       Non-
                                            Terex         owned          PPM        guarantor    Intercompany
                                         Corporation    Guarantors   Cranes, Inc.  Subsidiaries  Eliminations  Consolidated
                                         ------------- ------------- ------------- ------------- ------------- -------------
Assets
   Current Assets
     Cash and cash equivalents.......... $       5.6   $       0.1   $    ---      $      23.0   $    ---      $      28.7
     Trade receivables - net............        10.6          40.8         20.5           67.4        ---            139.3
     Intercompany receivables...........         4.3          19.5         12.6           45.6        (82.0)         ---
     Inventories - net..................        55.7          59.7         27.8           92.4         (3.5)         232.1
     Other current assets...............         3.5           2.5          0.1           20.3        ---             26.4
                                         ------------- ------------- ------------- ------------- ------------- -------------
       Total current assets.............        79.7         122.6         61.0          248.7        (85.5)         426.5
   Property, plant & equipment - net....         5.2          18.5        ---             24.1        ---             47.8
   Investment in and advances to
     (from) subsidiaries................       110.2        (129.6)         5.2         (100.6)       114.8          ---
   Goodwill - net.......................       ---            83.9        ---              4.5        ---             88.4
   Other assets - net...................         5.7          15.9          2.0            2.2        ---             25.8
                                         ------------- ------------- ------------- ------------- ------------- -------------

Total Assets............................ $     200.8   $     111.3   $     68.2    $     178.9   $     29.3    $     588.5
                                         ============= ============= ============= ============= ============= =============

Liabilities And Stockholders' Equity
   (Deficit)
   Current Liabilities
     Notes payable and current portion
       of long-term debt................ $       0.5   $       3.0   $      0.8    $      22.3   $    ---      $      26.6
     Trade accounts payable.............        24.3          37.8          7.4           68.6        ---            138.1
     Intercompany payables..............        21.0          21.3         19.9           19.8        (82.0)         ---
     Accruals and other current                 26.0          14.8          9.6           21.0        ---             71.4
       liabilities......................
                                         ------------- ------------- ------------- ------------- ------------- -------------
       Total current liabilities........        71.8          76.9         37.7          131.7        (82.0)         236.1
   Long-term debt less current portion..        62.6          82.3         51.3           77.3        ---            273.5
   Other long-term liabilities..........         6.8           5.5          0.9            5.5        ---             18.7
   Minority interest....................       ---             0.6        ---            ---          ---              0.6
   Stockholders' equity (deficit).......        59.6         (54.0)       (21.7)         (35.6)       111.3           59.6
                                         ------------- ------------- ------------- ------------- ------------- -------------

Total Liabilities And Stockholders'
   Equity (Deficit)..................... $     200.8   $     111.3   $     68.2    $     178.9   $     29.3    $     588.5
                                         ============= ============= ============= ============= ============= =============

TEREX CORPORATION
UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 1998
(in millions)

                                                         Wholly-                       Non-
                                            Terex         owned          PPM        Guarantor    Intercompany
                                         Corporation    Guarantors   Cranes, Inc.  Subsidiaries  Eliminations  Consolidated
                                         ------------- ------------- ------------- ------------- ------------- -------------
Net cash provided by (used in)
   operating activities................. $      27.3   $      (1.2)  $     (3.3)   $    (34.4)   $    ---      $     (11.6)
                                         ------------- ------------- ------------- ------------- ------------- -------------
Cash flows from investing activities
   Acquisition of businesses, net of
     cash acquired......................      (172.9)        ---          ---           ---           ---           (172.9)
   Capital expenditures.................        (0.2)         (0.7)        (0.1)         (1.5)        ---             (2.5)
   Proceeds from sale of excess assets..       ---             1.9        ---           ---           ---              1.9
                                         ------------- ------------- ------------- ------------- ------------- -------------
    Net cash provided by (used in)
      investing activities..............      (173.1)          1.2         (0.1)         (1.5)        ---           (173.5)
                                         ------------- ------------- ------------- ------------- ------------- -------------
Cash flows from financing activities
   Proceeds from issuance of long-term
      debt, net of issuance costs.......       254.4          85.8         58.6         109.8         ---            508.6
   Principal repayments of long-term debt      (38.3)        (18.8)       (47.1)        (63.5)        ---           (167.7)
   Net incremental borrowings
     (repayments) under revolving
     line of credit agreements..........       (24.9)        (63.2)       ---           (12.7)        ---           (100.8)
   Payment of premiums on early
     extinguishment of debt.............        (6.0)         (3.7)        (8.6)        (10.7)                       (29.0)
   Other................................       ---           ---          ---             2.6         ---              2.6
                                         ------------- ------------- ------------- ------------- ------------- -------------
     Net cash provided by (used in)
       financing activities.............       185.2           0.1          2.9          25.5         ---            213.7
                                         ------------- ------------- ------------- ------------- ------------- -------------
Effect of exchange rates on cash and
   cash equivalents.....................         0.1         ---            0.5           0.6         ---              1.2
                                         ------------- ------------- ------------- ------------- ------------- -------------
Net increase (decrease) in cash and cash
   equivalents..........................        39.5           0.1        ---            (9.8)        ---             29.8
Cash and cash equivalents, beginning of
   period...............................         5.6           0.1        ---            23.0         ---             28.7
                                         ============= ============= ============= ============= ============= =============
Cash and cash equivalents,
   end of period........................ $      45.1   $       0.2   $    ---      $     13.2    $    ---      $      58.5
                                         ============= ============= ============= ============= ============= =============

TEREX CORPORATION
UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 1997
(in millions)

                                                         Wholly-                       Non-
                                            Terex         owned          PPM        guarantor    Intercompany
                                         Corporation    Guarantors   Cranes, Inc.  Subsidiaries  Eliminations  Consolidated
                                         ------------- ------------- ------------- ------------- ------------- -------------
Net cash provided by (used in)
   operating activities................. $      30.6   $      (0.1)  $      0.1    $    (15.6)   $    ---      $      15.0
                                         ------------- ------------- ------------- ------------- ------------- -------------
Cash flows from investing activities
   Capital expenditures.................        (0.2)         (0.1)       ---            (0.5)        ---             (0.8)
   Proceeds from sale of excess assets..       ---             0.3        ---           ---           ---              0.3
   Other................................       ---           ---          ---             0.1         ---              0.1
                                         ------------- ------------- ------------- ------------- ------------- -------------
    Net cash provided by (used in)
      investing activities..............        (0.2)          0.2        ---            (0.4)        ---             (0.4)
                                         ------------- ------------- ------------- ------------- ------------- -------------
Cash flows from financing activities
   Redemption of preferred stock........       (45.4)        ---          ---           ---           ---            (45.4)
   Net incremental borrowings
   (repayments)under revolving line of
   credit agreement.....................       ---           ---          ---             3.8         ---              3.8
   Other................................       ---           ---          ---            (1.5)        ---             (1.5)
                                         ------------- ------------- ------------- ------------- ------------- -------------
     Net cash provided by (used in)
       financing activities.............       (45.4)        ---          ---             2.3         ---            (43.1)
                                         ------------- ------------- ------------- ------------- ------------- -------------
Effect of exchange rates on cash and
   cash equivalents.....................       ---           ---          ---            (3.9)        ---             (3.9)
                                         ------------- ------------- ------------- ------------- ------------- -------------
Net increase (decrease) in cash and cash
   equivalents..........................       (15.0)          0.1          0.1         (17.6)        ---            (32.4)
Cash and cash equivalents, beginning of
   period...............................        53.4           0.1        ---            18.5         ---             72.0
                                         ------------- ------------- ------------- ------------- ------------- -------------
Cash and cash equivalents,
   end of period........................ $      38.4   $       0.2   $      0.1    $      0.9    $    ---      $      39.6
                                         ============= ============= ============= ============= ============= =============

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Shareholders of PPM Cranes, Inc.


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of PPM Cranes, Inc. and its subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended and the eight-month period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



Price Waterhouse LLP
Stamford, Connecticut
March  6, 1998

                                PPM Cranes, Inc.

                      Consolidated Statement of Operations

                                  (in millions)


                                                            Year Ended           Year Ended        Eight Months Ended
                                                         December 31, 1997    December 31, 1996    December 31, 1995
                                                         -----------------   -------------------  -------------------

Net sales................................................$     87.4          $     95.9           $     57.1
Cost of goods sold.......................................      76.5                98.4                 49.4
                                                         -----------------   -------------------  -------------------
     Gross profit........................................      10.9                (2.5)                 7.7

Engineering, selling and administrative expenses.........       4.5                 6.6                  5.8
                                                         -----------------   -------------------  -------------------

     Income from operations..............................       6.4                (9.1)                 1.9

Other income (expense)
     Interest expense....................................      (7.1)               (7.5)                (4.8)
     Amortization of debt issuance costs.................      (0.5)               (0.5)                (0.3)
     Other income........................................       0.1               ---                  ---
                                                         -----------------   -------------------  -------------------

     Loss before income taxes............................      (1.1)              (17.1)                (3.2)

Provision for income taxes...............................     ---                 ---                  ---
                                                         -----------------   -------------------  -------------------

     Net loss............................................$     (1.1)              (17.1)          $     (3.2)
                                                         =================   ===================  ===================


   The accompanying notes are an integral part of these financial statements.

                                PPM Cranes, Inc.

                           Consolidated Balance Sheet

                       (in millions, except share amounts)

                                                               December 31,
                                                        -----------------------
                                                            1997        1996
                                                        ----------- -----------
Assets
Current assets:
  Cash................................................. $    0.2    $    0.4
  Trade accounts receivable (net of  allowance
    of $0.7 and $0.9 at December 31, 1997
    and 1996, respectively)............................     21.4        14.4
  Net inventories......................................     29.7        29.2
  Due from affiliates..................................     14.0        10.2
  Prepaid expenses and other current assets............      0.2         0.1
                                                        ----------- -----------

Total current assets...................................     65.5        54.3

Property, plant and equipment - net....................    ---           0.1

Intangible assets:
  Goodwill - net.......................................     15.7        17.0
  Other assets - net...................................      1.9         2.4
                                                        ----------- -----------

Total assets........................................... $   83.1    $   73.8
                                                        =========== ===========

Liabilities and shareholders' deficit
Current liabilities:
  Trade accounts payable............................... $    7.4    $    5.0
  Accrued warranties and product liability.............      7.5         7.5
  Accrued expenses.....................................      2.3         2.9
  Due to affiliates....................................     22.0        12.3
  Due to Terex Corporation.............................      9.8         8.9
  Current portion of long-term debt....................      1.0         1.3
                                                        ----------- -----------

Total current liabilities..............................     50.0        37.9
                                                        ----------- -----------

Non-current liabilities:
  Long-term debt, less current portion.................     53.8        54.2
  Other non-current liabilities........................      1.0         1.9
                                                        ----------- -----------

Total non-current liabilities..........................     54.8        56.1
                                                        ----------- -----------

Commitments and contingencies

Shareholders' deficit:
  Common stock, Class A, $.01 par value --
   authorized 8,000 shares; issued and
   outstanding 5,000 shares............................   ---           ---
  Common stock, Class B, $.01 par value --
   authorized 2,000 shares; issued and
   outstanding 413 shares..............................   ---           ---
  Accumulated deficit..................................   (21.4)        (20.3)
  Foreign currency translation adjustments.............    (0.3)          0.1
                                                       ------------ -----------

Total shareholders' deficit............................   (21.7)        (20.2)
                                                       ------------ -----------

Total liabilities and shareholders' deficit............$   83.1     $    73.8
                                                       ============ ===========

   The accompanying notes are an integral part of these financial statements.

                                PPM Cranes, Inc.

                 Consolidated Statement of Shareholders' Deficit

                                  (in millions)

                                                                       Foreign
                                                                       Currency
                                          Common      Accumulated     Translation
                                          Stock         Deficit       Adjustments       Total
                                       -----------  --------------  --------------  -------------
Balance at May 9, 1995................ $     ---    $      ---      $     ---       $     ---

    Net loss..........................       ---           (3.2)          ---            (3.2)
    Translation adjustment............       ---           ---             0.1            0.1
                                       -----------  --------------  --------------  -------------

Balance at December 31, 1995.......... $     ---    $      (3.2)    $      0.1      $    (3.1)

    Net loss..........................       ---          (17.1)          ---            (17.1)
    Translation adjustment............       ---           ---            ---            ---
                                       -----------  --------------  --------------  ------------

Balance at December 31, 1996.......... $     ---    $     (20.3)    $      0.1      $    (20.2)

    Net loss..........................       ---           (1.1)          ---             (1.1)
    Translation adjustment............       ---           ---            (0.4)           (0.4)
                                       -----------  --------------  --------------  ------------

Balance at December 31, 1997.......... $     ---    $     (21.4)    $     (0.3)     $    (21.7)
                                       ===========  ==============  ==============  ============


   The accompanying notes are an integral part of these financial statements.

                                PPM Cranes, Inc.

                      Consolidated Statement of Cash Flows

                                  (in millions)

                                                                                                   Eight Months
                                                               Year Ended        Year Ended           Ended
                                                              December 31,      December 31,       December 31,
                                                                  1997              1996              1995
                                                             --------------   ----------------   ---------------
Operating activities
Net loss.....................................................$     (1.1)      $     (17.1)       $     (3.2)
Adjustments to reconcile net income
    to net cash provided by (used in)
    operating activities:
    Depreciation and amortization............................        1.8              3.2               2.1
    Impairment charge........................................      ---               13.5              ---
    Other....................................................        0.4              1.4              ---
    Changes in operating assets and liabilities:
         Accounts receivable.................................       (7.0)            (2.5)             (3.3)
         Net inventories.....................................       (0.5)            (4.2)              2.7
         Prepaid expenses and other current assets...........       (0.1)             0.1               0.4
         Accounts payable....................................        2.4             (0.5)             (1.2)
         Net amounts due to affiliates.......................        6.8              6.0               3.2
         Accrued warranty and product liability..............      ---               (0.7)             (1.0)
         Accrued expenses....................................       (0.6)            (1.2)              0.3
         Other - net.........................................       (0.8)             1.3               0.3
                                                             --------------    ---------------   --------------

Net cash provided by (used in) operating activities..........        1.3              (0.7)             0.3
                                                             --------------    ---------------   --------------

Investing activities
Purchases of property, plant and equipment...................       (0.7)             (0.4)            (0.2)
Proceeds from sale of excess assets..........................        0.7               1.1             ---
                                                             --------------    ---------------   --------------
Net cash provided by (used in) investing activities..........      ---                 0.7             (0.2)
                                                             --------------    ---------------   --------------

Financing activities
Net (repayments) borrowings under revolving line of credit
agreements...................................................       (0.3)              0.8             ---
Principal repayments of long-term debt.......................       (0.7)             (1.0)            ---
Other........................................................       (0.1)              0.1             ---
                                                             --------------    ---------------   --------------
Net cash used in financing activities........................       (1.1)             (0.1)            ---
                                                             --------------    ---------------   --------------

Effect of exchange rate changes on cash......................       (0.4)             ---               0.1
                                                             --------------    ---------------   --------------

Net increase (decrease) in cash and cash equivalents.........       (0.2)             (0.1)             0.2
Cash at beginning of period..................................        0.4               0.5              0.3
                                                             --------------    ---------------   --------------

Cash at end of period.......................................$        0.2       $       0.4       $      0.5
                                                             ==============    ===============   ==============

Supplemental disclosure of cash flow information
Cash paid for interest......................................$        0.4       $    ---          $      ---
                                                             ==============    ===============   ===============
Cash paid for income taxes..................................$      ---         $    ---          $      ---
                                                             ==============    ===============   ===============


    The accompanying notesare an integral part of these financial statements.

                                PPM CRANES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1997

                            (In millions of dollars)


NOTE A -- DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION

PPM Cranes, Inc. (the "Company" or "PPM") is engaged in the design, manufacture, marketing and worldwide distribution and support of construction equipment, primarily hydraulic cranes and related spare parts.

On May 9, 1995 (the "date of acquisition"), Terex Corporation, through its wholly-owned subsidiary Terex Cranes, Inc., completed the acquisition of all of the capital stock of Legris Industries, Inc., a Delaware Corporation which owns 92.4% of the capital stock of PPM Cranes, Inc. Terex Corporation and Terex Cranes, Inc., are both Delaware corporations. Prior to the acquisition of Legris Industries, Inc. by Terex Cranes, Inc. on May 9, 1995, Legris Industries, Inc. was a holding company, with no assets, liabilities, or operations other than its investment in PPM.

The financial statements reflect Terex Corporation's basis in the assets and liabilities of the Company which was accounted for as a purchase transaction. As a result, the debt and goodwill associated with the acquisition have been "pushed down" to the Company's financial statements.


NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries; PPM of Australia Pty. Ltd., and PPM Far East Private Ltd., a Singapore company. All material intercompany transactions and profits have been eliminated. During 1995, management closed the operations of PPM Far East Private Ltd.

Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventories. Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

Property, Plant and Equipment. Additions and major replacements or improvements to property, plant and equipment are recorded at cost. Maintenance, repairs and minor replacements are charged to expense when incurred. Assets of the Company are depreciated using the straight-line method over their estimated useful lives, which range from three to twenty years.

Goodwill. Goodwill, representing the difference between the total purchase price and the fair value of assets (tangible and intangible) and liabilities at the date of acquisition, is amortized on a straight-line basis over fifteen years. Accumulated amortization is $3.5 and $2.2 at December 31, 1997 and 1996, respectively.

Debt Issuance Costs. Debt issuance costs incurred by Terex Corporation in securing the financing related to acquiring the Company have been capitalized and are reflected in the financial statements. Capitalized debt issuance costs are amortized over the term of the related debt. Accumulated amortization is $1.2 and $0.8 at December 31, 1997 and 1996, respectively.

Impairment of Long Lived Assets. The Company's policy is to assess the realizability of its long lived assets and to evaluate such assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets (or group of assets) may not be recoverable. Impairment is determined to exist if the estimated future undiscounted cash flows is less than its carrying value. The amount of any impairment then recognized would be calculated as the difference between estimated future discounted cash flows and the carrying value of the asset.

Product Liability and Warranty. The Company records accruals for potential warranty and product liability claims based on the Company's claim experience. Warranty costs are accrued at the time revenue is recognized. The Company provides self-insurance accruals for estimated product liability experience on claims and for claims anticipated to have been incurred which have not yet been reported. Prior to August 1, 1995, the Company maintained product liability insurance; therefore, the product liability accrual was equal to the estimated product liability less expected recoveries under insurance policies. Product liability payments, including expenses, are estimated to be approximately $2.0 per year.

Income Taxes. Income taxes are provided using the liability method in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." The Company is a part of a group that files a consolidated income tax return. The method used to allocate income taxes to members of the group is one in which current and deferred income taxes are calculated on a separate return basis as if the Company had not been included in a consolidated income tax return with its parent. The tax benefit associated with the acquisition debt has been taken into account in the Company's tax provision.

Revenue Recognition. Revenue and costs are generally recorded when products are shipped and invoiced to either independently owned and operated dealers or to customers. Certain new units may be invoiced prior to the time customers take physical possession. Revenue is recognized in such cases only when the customer has a fixed commitment to purchase the units, the units have been completed, tested and made available to the customer for pickup or delivery, and the customer has requested that the Company hold the units for pickup or delivery at a time specified by the customer in the sales documents. In such cases, the units are invoiced under the Company's customary billing terms, title to the units and risks of ownership pass to the customer upon invoicing, the units are segregated from the Company's inventory and identified as belonging to the customer and the Company has no further obligations under the order.

Foreign Currency Translation. Assets and liabilities of the Company's international operations are translated at year-end exchange rates. Income and expenses are translated at average exchange rates prevailing during the year. For operations whose functional currency is the local currency, translation adjustments are accumulated in the Cumulative Translation Adjustment component of Stockholders' Deficit. Gains or (losses) resulting from foreign currency transactions amounted to $(0.4), $0, and $0.1 in 1997, 1996 and 1995, respectively.

Foreign Exchange Contracts. The Company uses foreign exchange contracts to hedge recorded balance sheet amounts related to certain international operations and firm commitments that create currency exposures. The Company does not enter into speculative contracts. Gains and losses on hedges of assets and liabilities are recognized in income as offsets to the gains and losses from the underlying hedged amounts. Gains and losses on hedges of firm commitments are recorded on the basis of the underlying transaction. At December 31, 1997 the Company had no material outstanding foreign exchange contracts.

Environmental Policies. Environmental expenditures that relate to current operations are either expensed or capitalized depending on the nature of the expenditure. Expenditures relating to conditions caused by past operations that do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or remedial actions are probable, and the costs can be reasonably estimated. Such amounts were not material at December 31, 1997 and 1996.

Research and Development Costs. Research and development costs are expensed as incurred. Such costs incurred in the development of new products or significant improvements to existing products are included in Engineering, Selling and Administrative Expenses and amounted to $0.1, $0.1 and $0.1 in 1997, 1996 and 1995, respectively.


NOTE C -- IMPAIRMENT OF LONG LIVED ASSETS

The Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of," in 1996. This statement establishes accounting standards for determining impairment of long-lived assets and long-lived assets to be disposed of. The Company assesses the realizability of its long-lived assets and evaluates such assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets (or group of assets) may not be recoverable. For assets in use or under development, impairment is determined to exist if the estimated future cash flow associated with the asset, undiscounted and without interest charges, is less than the carrying amount of the asset. When the estimated future cash flow indicates that the carrying amount of the asset will not be recovered, the asset is written down to its fair value.

As required by generally accepted accounting principles, goodwill was allocated in the PPM Acquisition to various operating units. After eighteen months of continuous rationalization, estimated future undiscounted cash flows for certain U.S. operations would not be sufficient to recover the goodwill and fixed assets recorded for these operations. Thus, in the fourth quarter of 1996 the Company recorded an impairment charge of $13.5. These 1996 impairment charges totaling $13.5 are included in "Cost of Goods Sold."


NOTE D -- INVENTORIES

Inventories at December 31, 1997 and 1996 consist of the following:

                                                      1997       1996
                                                    --------- ---------
Raw materials and supplies.......................   $   9.0   $   13.4
Work in process..................................       0.3        3.0
Replacement parts................................       9.7        7.9
Finished goods equipment.........................      10.7        4.9
                                                    --------- ---------
                                                    $  29.7   $   29.2
                                                    ========= =========


NOTE E -- PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment at December 31, 1997 and 1996 consists of the following:

                                                     1997        1996
                                                   ---------  ---------
Property.......................................... $    0.1   $    0.1
Plant.............................................    ---        ---
Machinery and equipment...........................    ---        ---
                                                   ---------  ---------
                                                        0.1        0.1
Less accumulated depreciation.....................     (0.1)     ---
                                                   ---------  ---------
                                                   $   ---    $    0.1
                                                   =========  =========


Depreciation expense for 1997, 1996 and 1995 was $0.1, $0.6 and $0.4, respectively.


NOTE F -- LONG TERM DEBT

See Note L - "Subsequent Events" for a discussion regarding the refinancing of a significant portion of the Company's debt in the first quarter of 1998. Long-term debt at December 31, 1997 and 1996 is summarized as follows:

                                                         1997          1996
                                                     ------------  ------------
13.25% Senior Secured Notes due May 15, 2002........ $     49.5    $     49.5
Note payable........................................        4.7           5.0
Other...............................................        0.6           1.0
                                                     ------------  ------------
     Total long-term debt...........................       54.8          55.5
Current portion long-term debt......................        1.0           1.3
                                                     ------------  ------------
     Long-term debt less current portion............ $     53.8    $     54.2
                                                     ============  ============

The Senior Secured Notes

On May 9, 1995, Terex Corporation issued $250 of 13.25% Senior Secured Notes due May 15, 2002. The 13.25% Senior Secured Notes were issued in conjunction with Terex Corporation's acquisition of substantially all of the capital stock of PPM Cranes, Inc. and P.P.M. S.A. and the refinancing of Terex Corporation's debt. Of the total principal amount $50 relates to the acquisition of substantially all of the capital stock of PPM Cranes, Inc. and has been included in the Company's balance sheet. Except in the event of certain asset sales, there are no principal repayment or sinking fund requirements prior to maturity. The notes bear interest at 13 1/4% per annum. Prior to the consummation of an exchange offer on November 4, 1996, the interest rate on the notes was 13 3/4% per annum. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Repayments of the 13.25% Senior Secured Notes are guaranteed by certain domestic subsidiaries of Terex Corporation (the "Guarantors"), including PPM Cranes, Inc. The 13.25% Senior Secured Notes are secured by a first priority security interest on substantially all of the assets of Terex Corporation and the Guarantors, other than cash and cash equivalents, except that as to accounts receivable and inventory and proceeds thereof, and certain related rights, such security shall be subordinated to liens securing obligations outstanding under any working capital or revolving credit facility secured by such accounts receivable and inventory. The indenture for the 13.25% Senior Secured Notes places certain limits on Terex Corporation's ability to incur additional indebtedness; permit the existence of liens; issue, pay dividends on or redeem equity securities; sell assets; consolidate, merge or transfer assets to another entity; and enter into transactions with affiliates.

Note payable - Harnischfeger Corporation

The note payable to Harnischfeger Corporation is not interest bearing.

Schedule of Debt Maturities

Scheduled annual maturities of long-term debt outstanding at December 31, 1997 in the successive five-year period are summarized as follows:

                                 Note Payable-
                                 Harnischfeger       Other           Total
                                ---------------  --------------  ------------
 1998...........................$       0.8      $      0.2      $   1.0
 1999...........................        0.8           ---            0.8
 2000...........................        0.8             0.1          0.9
 2001...........................        0.8             0.1          0.9
 2002...........................        0.4            49.5         49.9
 Thereafter.....................        4.4             0.2          4.6
                                ---------------  --------------  ------------
                                        8.0            50.1         58.1
 Imputed Interest...............       (3.3)          ---           (3.3)
                                ---------------  -------------- ------------
                                $       4.7      $     50.1      $  54.8
                                ===============  ==============  ============

Based on quoted market values, the Company believes that the fair value of the Senior Secured Notes was approximately $56.6 as of December 31, 1997. The Company believes that, based on quoted market values, the carrying value of its other borrowings approximates fair market value, based on discounting future cash flows using rates currently available for debt of similar terms and remaining maturities.


NOTE G -- EMPLOYEE BENEFIT PLAN

The Company participates in a defined contribution plan which is sponsored by Terex Corporation. The plan covers U.S. employees. Under the plan, the Company matches a portion of an employee's contribution to the plan. The related expense to the Company was $0.1, $0.1 and $0.1 for 1997, 1996 and 1995, respectively.

NOTE H -- INCOME TAXES

The components of income (loss) before income taxes consisted of the following:


                                          Year Ended      Eight Months Ended
                     December 31,        December 31,        December 31,
                         1997               1996                1995
                   ----------------   ----------------   --------------------
Domestic...........$     (1.1)        $    (16.3)        $      (3.6)
Foreign.............     ---                (0.8)                0.4
                   --------------     ----------------   --------------------

                   $    (1.1)         $    (17.1)        $      (3.2)
                   ================   ================   ====================


The Company has no provision for federal, foreign and state income taxes (benefit).

The Company has not provided deferred taxes on $0.9 of cumulative undistributed earnings of foreign subsidiaries as of December 31, 1997 as these earnings will be either permanently re-invested or remitted substantially free of additional income tax.

Deferred tax assets and liabilities result from differences in the basis of assets and liabilities for tax and financial statements purposes. In accordance with SFAS No. 109, "Accounting for income taxes," a valuation allowance fully offsetting the net deferred tax asset, has been recognized. The tax effects of the basis differences and Net Operating Loss ("NOL") carryforward as of December 31, 1997 and 1996 are summarized below:

                                                  Year Ended       Year Ended
                                                 December 31,     December 31,
                                                   1997               1996
                                              ----------------  ---------------
Total deferred tax liabilities............... $     ---         $      ---
                                              ----------------  ---------------

Receivables..................................         0.1              0.2
Inventory....................................         0.9              2.6
Fixed Assets.................................         0.8              0.9
Product liability............................         2.1              2.0
Warranty.....................................         0.5              0.6
Other........................................         0.2              0.3
NOL carryforwards............................        16.9             18.0
                                              ----------------  ---------------
Total deferred tax assets....................        21.5             24.6

Deferred tax asset valuation allowance.......       (21.5)           (24.6)
                                              ----------------  ---------------

Net deferred taxes........................... $     ---         $      ---
                                              ================  ===============


The valuation allowance for deferred tax assets at acquisition date, May 9, 1995, was $22.7. Any future reduction of this valuation allowance attributable to the pre-acquisition period will reduce goodwill. The net change in the valuation allowance for 1997, 1996 and for the eight months ending December 31, 1995 was a decrease of $3.1 and an increase of $1.2 and $0.7, respectively.

At December 31, 1997, the Company has loss carryforwards for federal income tax purposes of approximately $48.3 available to offset future taxable income. The expiration of the Company's loss carryforwards are as follows:


      Year
    Expiring                         Amount
   ------------                  -------------

      2004    .................  $     21.7
      2005    .................         0.8
      2006    .................         5.8
      2007    .................         8.9
      2008    .................         3.1
      2009    .................         2.4
      2010    .................         0.2
      2011    .................         5.4
                                 =============
      Total   .................  $     48.3
                                 =============


The utilization of approximately $42.8 of loss carryforwards is limited annually, as a result of an "ownership change" (as defined by Section 382 of the Internal Revenue code), which occurred in 1995. Further, the use of these pre-acquisition losses is limited to future taxable income of PPM Cranes, Inc.

The Company's provision for income taxes is different from the amount which would be provided by applying the statutory federal income tax rate to the Company's loss before income taxes. The reasons for the difference are summarized below:

                                                                                  Eight Months
                                                  Year Ended       Year Ended       Ended
                                                 December 31,     December 31,    December 31,
                                                    1997             1996            1995
                                                --------------  --------------- ---------------
Statutory federal income tax rate...............$    (0.4)      $     (6.0)     $    (1.1)
Utilization of foreign NOLs.....................    ---              ---             (0.1)
Goodwill........................................      0.5              3.9            0.5
NOL and basis differences with no current
benefit.........................................     (0.1)             2.1            0.7
                                                ==============  =============== ===============
Total provision for income taxes................$    ---        $     ---       $    ---
                                                ==============  =============== ===============


There were no income taxes paid during 1997, 1996 and 1995.


NOTE I -- COMMITMENTS AND CONTINGENCIES

The Company has various lease agreements, primarily related to office space, production facilities, and office equipment, which are accounted for as operating leases. Certain leases have renewal options and provisions requiring the Company to pay maintenance, property taxes and insurance. Rent expense for 1997, 1996 and 1995 was $0.4, $0.7 and $0.6, respectively.

Future minimum payments under noncancelable operating leases at December 31, 1997 are as follows:

    1998...................................... $     0.4
    1999......................................       0.2
    2000......................................      ---
    2001......................................      ---
    2002......................................      ---
    Thereafter................................      ---
                                               -------------
                                               $      0.6
                                               =============

The Company is involved in product liability and other lawsuits incident to the operation of its business. Insurance with third parties is maintained for certain of these items. It is management's opinion that none of these lawsuits will have a materially adverse effect on the Company's financial position.


NOTE J -- FOREIGN OPERATIONS

Summarized financial data relating to the foreign subsidiaries included in the accompanying consolidated financial statements at December 31, 1997, 1996 and 1995 are as follows:

                                           1997         1996         1995
                                       -----------  -----------  -----------
    Assets............................ $    4.5     $    3.8     $    4.8
    Liabilities........................$    2.5     $    3.2     $    2.5
    Net income (loss)..................$    ---     $   (0.8)    $    0.5


Assets and liabilities of the Company's foreign subsidiaries are translated into United States dollars at year-end exchange rates. Adjustments resulting from the translation of financial statements of the foreign subsidiaries and translation gains or losses related to long-term intercompany investments are included in the foreign currency translation adjustments account in shareholders' deficit.


NOTE K -- RELATED PARTY TRANSACTIONS

During the years ended  December  31, 1997 and 1996 and the eight  months  ended
December  1995,  the  Company  had  transactions  with  various   unconsolidated
affiliates as follows:


                                                1997        1996        1995
                                             ----------  ----------  ----------
    Product sales and service revenues.......$    2.5    $    2.1    $   1.2
    Management fee management expense........$    1.1    $    1.1    $   0.7
    Interest expense.........................$    6.5    $    7.5    $   4.8



Included in management fee expense are expenses paid by Terex Corporation on behalf of the Company (e.g. Legal, Treasury and Tax Expense).


NOTE L -- SUBSEQUENT EVENT

On March 6, 1998, Terex Corporation redeemed or defeased all of its $166.7 principal amount of its then outstanding 13-1/4% Senior Secured Notes due 2002 (the "Senior Secured Notes"). The Company had $50.0 in principal of the Senior Secured Notes that were redeemed. Concurrently therewith, Terex Corporation also refinanced substantially all of its then existing domestic and foreign revolving credit debt. The proceeds for the offer to purchase and the repayment of its then existing revolving credit facility were obtained from borrowings under Terex Corporation's new $500.0 global bank credit facility ("New Bank Credit Facility"). In connection with the repurchase of the Senior Secured Notes, the Company incurred an extraordinary loss of $10.9. This extraordinary loss will be recorded in the first quarter of 1998.

The New Bank Credit Facility consists of a new secured global revolving credit facility aggregating up to $125.0 (the "New Revolving Credit Facility") and two term loan facilities (collectively, the "Term Loan Facilities") providing for loans in an aggregate principal amount of up to approximately $375.0. With limited exceptions, the obligations under the New Bank Credit Facility are secured by (i) a pledge of all of the capital stock of domestic subsidiaries of Terex Corporation, (ii) a pledge of 65% of the stock of the foreign subsidiaries of Terex Corporation and (iii) a first priority security interest in, and mortgages on, substantially all of the assets of Terex and its domestic subsidiaries. The New Bank Credit Facility contains covenants limiting Terex

Corporation's activities, including, without limitation, limitations on dividends and other payments, liens, investments, incurrence of indebtedness, mergers and asset sales, related party transactions and capital expenditures. The new Bank Credit Facility also contains certain financial and operating covenants, including a maximum leverage ratio, a minimu interest coverage ratio and a minimum fixed charge coverage ratio.

Pursuant to the Term Loan Facilities, Terex Corporation has borrowed (i) $175.0 in aggregate principal amount pursuant to a Term Loan A due March 2004 (the "Term A Loan") and (ii) $200.0 in aggregate principal amount pursuant to a Term Loan B due March 2005 (the "Term B Loan"). On March 6, 1998, the Company borrowed $60.0 pursuant to the Term B Loan. The outstanding principal amount of the Term A Loan currently bears interest, at Terex Corporation's option, at an all-in drawn cost of 2.00% per annum in excess of the adjusted eurodollar rate or, with respect to U.S. dollar denominated alternate based rate loans, at an all-in drawn cost of 1.00% per annum in excess of the prime rate. The outstanding principal amount of the Term B Loan currently bears interest, at Terex Corporation's option, at a rate of 2.50% per annum in excess of the adjusted eurodollar rate or, with respect to U.S. Dollar denominated alternate base rate loans, 1.50% in excess of the prime rate. The Term A Loan amortizes on a quarterly basis, in the annual percentages of 0%, 16%, 16%, 21%, 21% and 26%, respectively, during the six-year term of the loan. The Term B Loan amortizes in an annual percentage of 1% during each of the first six years of the term of the loan and 94% in the seventh year of the term of the loan. The Term A Loan and Term B Loan are subject to mandatory prepayment in certain circumstances and are voluntarily prepayable without payment of a premium (subject to reimbursement of the lenders' costs in case of prepayment of eurodollar loans other than on the last day of an interest period.)

                                PPM CRANES, INC.

            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (in millions)

                                                           January 1
                                                            through
                                                             May 9,
                                                              1995
                                                         --------------
Net sales..............................................  $     27.0
Cost of goods sold.....................................        22.8
                                                         --------------
    Gross profit.......................................         4.2
Engineering, selling and administrative expenses.......         4.1
                                                         --------------
    Income from operations.............................         0.1
 Other income (expense):
    Interest expense...................................        (0.7)
    Other income (expense), net........................        (4.5)
                                                         --------------
Loss before income taxes...............................        (5.1)
Provision for income taxes.............................       ---
                                                         --------------
Net loss...............................................  $     (5.1)
                                                         ==============


   The accompanying notes are an integral part of these financial statements.

                                PPM CRANES, INC.

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                       (in millions, except share amounts)

                                                                   May 9, 1995
                                                                  -------------
ASSETS
Current assets:
    Cash and cash equivalents.....................................$     0.7
    Trade accounts receivables (less allowance of $0.2)...........      8.4
    Inventories - net.............................................     28.0
    Due from affiliates...........................................      0.8
    Prepaid expenses and other current assets.....................      0.7
                                                                  -----------

         Total current assets.....................................     38.6

Property, plant and equipment - net...............................      4.2
Cost in excess of net assets acquired, less
  accumulated amortization of $9.5................................     36.2
Other identified intangible assets, less
  accumulated amortization of $0.8................................      0.3
                                                                  -----------

Total assets......................................................$    79.3
                                                                  ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Trade accounts payable........................................$     7.5
    Accrued warranties and product liability......................      7.2
    Accrued expenses..............................................      2.7
    Due to affiliates.............................................      2.6
    Other current liabilities.....................................      0.5
    Current portion of long-term debt.............................     32.4
                                                                  -----------

         Total current liabilities................................     52.9
                                                                  -----------

Non-current liabilities:
    Long-term debt, less current portion..........................      5.9
                                                                  -----------

Commitments and contingencies

Shareholders' equity:
    Common stock, Class A, $.01 par value -
         authorized 8,000 shares; issued and
           outstanding 5,000 shares...............................    ---
    Common stock, Class B, $.01 par value -
         authorized 2,000 shares; issued and
           outstanding 413 shares.................................    ---
    Additional paid-in capital....................................     52.8
    Accumulated deficit...........................................    (32.3)
    Foreign currency translation adjustment.......................    ---
                                                                  -----------

         Total shareholders' equity...............................     20.5
                                                                  -----------

Total liabilities and shareholders' equity........................$    79.3
                                                                  ===========

   The accompanying notes are an integral part of these financial statements.

                                PPM CRANES, INC.

            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (in millions)

                                                                      January
                                                                      through
                                                                       May 9,
                                                                        1995
                                                                   ------------
NET CASH USED IN OPERATING ACTIVITIES..............................$   (1.5)

INVESTING ACTIVITIES
    Purchases of property, plant and equipment.....................    (0.1)

FINANCING ACTIVITIES
    Proceeds from revolving credit with banks
      and from notes payable to an affiliated company, net.........     0.2

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS.......   ---
                                                                   ------------

NET DECREASE IN CASH AND CASH EQUIVALENTS..........................    (1.4)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD...................     2.1
                                                                   ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD.........................$    0.7
                                                                   ============


   The accompanying notes are an integral part of these financial statements.

                                PPM CRANES, INC.

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                          JANUARY 1 THROUGH MAY 9, 1995

                     (In millions unless otherwise denoted)


NOTE A -- DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION

PPM Cranes, Inc. (the "Company" or "PPM") is engaged in the design, manufacture, marketing and worldwide distribution and support of construction equipment, primarily hydraulic cranes and related spare parts.

On May 9, 1995 (the "date of acquisition"), Terex Corporation, through its wholly-owned subsidiary Terex Cranes, Inc., completed the acquisition of all of the capital stock of Legris Industries, Inc., a Delaware Corporation which owns 92.4% of the capital stock of PPM Cranes, Inc. Terex Corporation and Terex Cranes, Inc., are both Delaware corporations.


NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries; PPM of Australia Pty. Ltd., and PPM Far East Private Ltd., a Singapore company. All material intercompany transactions and profits have been eliminated. During 1995, management closed the operations in PPM Far East Private Ltd.

Inventories. Inventories are stated at the lower of cost or market. Cost is determined by the last-in, first-out (LIFO) method for domestic inventories and by the first-in, first-out (FIFO) method for inventories of foreign subsidiaries.

Property, Plant and Equipment. Additions and major replacements or improvements to property, plant and equipment are recorded at cost. Maintenance, repairs and minor replacements are charged to expense when incurred. Assets of the Company are depreciated using the straight-line method over their estimated useful lives.

Product Warranty. The Company warrants that each finished machine is merchantable and free of defects in workmanship and material for a period of up to one year or a specified period of use. Warranty reserves have been established for estimated normal warranty costs and for specific problems known to exist on products in use.

Product Liability. Reserves for product liability have been established based upon historical loss experience for the estimated liability on incidents which have occurred but have not yet been reported and for the estimated liability on reported incidents.

Income Taxes. Income taxes are provided using the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

The Company is a part of a group that files a consolidated income tax return. The method used to allocate income taxes to members of the group is one in which current and deferred income taxes are calculated on a separate return basis as if the Company had not been included in a consolidated income tax return with its parent.

Revenue Recognition. Revenue and costs are generally recorded when products are shipped and invoiced to either independently owned and operated dealers or to customers.

Foreign Currency Translation. Assets and liabilities of the Company's international operations are translated at period-end exchange rates. Income and expenses are translated at average exchange rates prevailing during the period. For operations whose functional currency is the local currency, translation adjustments are accumulated in the Cumulative Translation Adjustment component of Shareholders' Equity.

Research and Development Costs. Research and development costs are expensed as incurred. Such costs incurred in the development of new products or significant improvements to existing products are included in Engineering, Selling and Administrative Expenses.


NOTE C -- INVENTORIES

Inventories at May 9, 1995 consist of the following:

    Raw materials and parts................. $      19.3
    Work in process.........................         6.2
    Finished goods and sub assemblies.......         2.5
                                             -------------
                                             $      28.0
                                             =============


The LIFO value is approximately equivalent to the corresponding FIFO value at May 9, 1995.


NOTE D -- PROPERTY, PLANT AND EQUIPMENT

Net property, plant and equipment at May 9, 1995 consists of the following:

    Property, plant and equipment........... $       7.5
    Less accumulated depreciation...........        (3.3)
                                             -------------
                                             $       4.2
                                             =============


NOTE E -- CONTINGENCIES

The Company is involved in product liability and other lawsuits incident to the operation of its business. Insurance with third parties is maintained for certain of these items. It is management's opinion that none of these lawsuits will have a materially adverse effect on the Company's financial position.

                                PPM CRANES, INC.

            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (in millions)




                                                   For the Three Months Ended
                                                             March 31,
                                                   ---------------------------
                                                       1998          1997
                                                   ------------- -------------

Net sales..........................................$     28.9    $     19.7
Cost of goods sold.................................      25.7          17.5
                                                   ------------- -------------

     Gross profit..................................       3.2           2.2

Engineering, selling and administrative
  expenses.........................................       1.1           0.9
                                                   ------------- -------------

     Income from operations........................       2.1           1.3

Other income (expense):
     Interest expense..............................      (1.8)         (1.8)
     Amortization of debt issuance costs...........      (0.1)         (0.1)
                                                   ------------- -------------

Income (loss) before income taxes and
  extraordinary items..............................       0.2          (0.6)
Provision for income taxes.........................     ---           ---
                                                   ------------- -------------

Income (loss) before extraordinary items...........       0.2          (0.6)
Extraordinary loss on retirement of debt...........     (10.9)        ---
                                                   ------------- -------------

Net loss...........................................$    (10.7)   $     (0.6)
                                                   ============= =============


   The accompanying notes are an integral part of these financial statements.

                                PPM CRANES, INC.

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                       (in millions, except share amounts)

                                                                          March 31,     December 31,
                                                                            1998            1997
                                                                       --------------  --------------
ASSETS
Current assets:
   Cash and cash equivalents...........................................$     ---       $      0.2
   Trade accounts receivables (net of allowance of $0.7 at March 31,
     1998 and $0.7 at December 31,1997)................................       24.0           21.4
   Net inventories.....................................................       27.7           29.7
   Due from affiliates.................................................       14.0           14.0
   Prepaid expenses and other current assets...........................        0.3            0.2
                                                                       --------------  --------------
     Total current assets..............................................       66.0           65.5

   Property, plant and equipment - net.................................        0.1          ---
   Goodwill - net......................................................       15.4           15.7
   Other assets - net..................................................        1.5            1.9
                                                                       --------------  --------------

Total assets...........................................................$      83.0     $     83.1
                                                                       ==============  ==============


LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
   Trade accounts payable..............................................$      8.6      $      7.4
   Accrued warranties and product liability............................       7.8             7.5
   Accrued expenses....................................................       1.9             2.3
   Due to affiliates...................................................      24.0            22.0
   Due to Terex Corporation............................................       6.3             9.8
   Current portion of long-term debt...................................       0.9             1.0
                                                                       --------------  --------------
     Total current liabilities.........................................      49.5            50.0
                                                                       --------------  --------------

Non-current liabilities:
   Long-term debt, less current portion................................      64.4            53.8
   Other non-current liabilities.......................................       0.9             1.0
                                                                       --------------  --------------
     Total non-current liabilities.....................................      65.3            54.8
                                                                       --------------  --------------

Commitments and contingencies

Shareholders' deficit
   Common stock, Class A, $.01 par value -
     authorized 8,000 shares; issued and outstanding 5,000 shares......     ---              ---
   Common stock, Class B, $.01 par value -
     authorized 2,000 shares; issued and outstanding 413 shares........     ---              ---
   Accumulated deficit.................................................     (32.0)          (21.4)
   Foreign currency translation adjustment.............................       0.2            (0.3)
                                                                       --------------   --------------
     Total shareholders' deficit.......................................     (31.8)           (21.7)
                                                                       --------------   --------------

Total liabilities and shareholders' deficit............................$     83.0       $     83.1
                                                                       ==============   ==============

   The accompanying notes are an integral part of these financial statements.

                                PPM CRANES, INC.

            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (in millions)

                                                                        For the Three Months
                                                                            Ended March 31,
                                                                       -----------------------
                                                                          1998         1997
                                                                       -----------  ----------
OPERATING ACTIVITIES
   Net loss............................................................$  (10.7)    $   (0.6)
   Adjustments to reconcile net loss to cash used
     in operating activities:
       Depreciation and amortization...................................     0.4          0.5
       Extraordinary loss on retirement of debt........................    10.9        ---
       Other...........................................................   ---            0.1
       Changes in operating assets and liabilities:
         Trade accounts receivable.....................................    (2.6)        (1.6)
         Net inventories...............................................     2.0        ---
         Prepaid expenses and other current assets.....................    (0.1)       ---
         Trade accounts payable........................................     1.2         (0.6)
         Net amounts due to affiliates.................................    (1.5)         2.6
         Other, net....................................................    (0.2)        (0.4)
                                                                       -----------  -----------
           Net cash provided by operating activities...................    (0.6)       ---
                                                                       -----------  -----------

INVESTING ACTIVITIES
   Capital expenditures................................................    (0.1)        (0.1)
                                                                       -----------  -----------
     Net cash used in investing activities.............................    (0.1)        (0.1)
                                                                       -----------  -----------

FINANCING ACTIVITIES
   Proceeds from issuance of long-term debt, net of
     issuance costs....................................................    60.0        ---
   Net repayments under revolving line of credit agreements............    (0.1)       ---
   Principal repayments of long-term debt..............................   (50.0)       ---
   Payment of premiums on early extinguishment of debt.................    (8.5)       ---
   Other...............................................................    (1.4)       ---
                                                                       -----------  -----------
     Net cash used in financing activities.............................   ---          ---
                                                                       -----------  -----------

EFFECT OF EXCHANGE RATE CHANGES ON
CASH AND CASH EQUIVALENTS..............................................     0.5        ---
                                                                       -----------  -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...................    (0.2)       (0.1)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD.......................     0.2          0.4
                                                                       -----------  -----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD.............................$   ---      $    0.3
                                                                       ===========  ===========


   The accompanying notes are an integral part of these financial statements.

                                PPM CRANES, INC.

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                 March 31, 1998

                     (in millions unless otherwise denoted)


NOTE A -- DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION

PPM Cranes, Inc. (sometimes referred to as Terex Cranes - Conway Operations) (the "Company" or "PPM") is engaged in the design, manufacture, marketing and worldwide distribution and support of construction equipment, primarily hydraulic cranes and related spare parts.

On May 9, 1995 (the "date of acquisition"), Terex Corporation, through its wholly-owned subsidiary Terex Cranes, Inc., completed the acquisition of all of the capital stock of Legris Industries, Inc., a Delaware Corporation which owns 92.4% of the capital stock of PPM Cranes, Inc. Terex Corporation and Terex Cranes, Inc., are both Delaware corporations.

The unaudited condensed consolidated financial statements reflect Terex Corporation's basis in the assets and liabilities of the Company which was accounted for as a purchase transaction. As a result, the debt and goodwill associated with the acquisition have been "pushed down" to the Company's financial statements.

In the opinion of management, all adjustments considered necessary for a fair presentation have been made. Such adjustments consist only of those of a normal recurring nature. Operating results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998. For further information, refer to the Company's consolidated financial statements and footnotes thereto for the year ended December 31, 1997.

The  condensed  consolidated  financial  statements  include the accounts of the
Company  and  its   wholly-owned   subsidiaries.   All   material   intercompany
transactions and profits have been eliminated.


NOTE B -- INVENTORIES

Net inventories consist of the following:

                                          March 31,       December 31,
                                            1998             1997
                                       ---------------  ---------------
Finished equipment.....................$       5.8      $    10.7
Replacement parts......................       10.6            9.7
Work in process........................        0.2            0.3
Raw materials and supplies.............       11.1            9.0
                                       ---------------  ---------------
                                       $      27.7      $    29.7
                                       ===============  ===============

NOTE C -- PROPERTY, PLANT AND EQUIPMENT

Net property, plant and equipment consists of the following:

                                            March 31,       December 31,
                                              1998             1997
                                         --------------   --------------
Property, plant and equipment............$      0.2       $     0.1
Less:  Accumulated depreciation..........      (0.1)          (0.1)
                                         ---------------  --------------
Net property, plant and equipment........$      0.1       $    ---
                                         ===============  ==============


NOTE D - LONG-TERM DEBT

On March 6, 1998, Terex Corporation redeemed or defeased all of its $166.7 principal amount of its then outstanding 13-1/4% Senior Secured Notes due 2002 (the "Senior Secured Notes"). The Company had $50.0 in principal of The Senior Secured Notes that were redeemed. Concurrently therewith, Terex Corporation also refinanced substantially all of its then existing domestic and foreign revolving credit debt. The proceeds for the offer to purchase and the repayment of its then existing revolving credit facility were obtained from borrowings under Terex Corporation's new $500.0 global bank credit facility ("New Bank Credit Facility"). In connection with the repurchase of the Senior Secured Notes, the Company incurred an extraordinary loss of $10.9. This extraordinary loss has been recorded in the first quarter of 1998.

The New Bank Credit Facility consists of a new secured global revolving credit facility aggregating up to $125.0 (the "New Revolving Credit Facility") and two term loan facilities (collectively, the "Term Loan Facilities") providing for loans in an aggregate principal amount of up to approximately $375.0. With limited exceptions, the obligations under the New Bank Credit Facility are secured by (i) a pledge of all of the capital stock of domestic subsidiaries of Terex Corporation, (ii) a pledge of 65% of the stock of the foreign subsidiaries of Terex Corporation and (iii) a first priority security interest in, and mortgages on, substantially all of the assets of Terex and its domestic subsidiaries. The New Bank Credit Facility contains covenants limiting Terex Corporation's activities, including, without limitation, limitations on dividends and other payments, liens, investments, incurrence of indebtedness, mergers and asset sales, related party transactions and capital expenditures. The new Bank Credit Facility also contains certain financial and operating covenants, including a maximum leverage ratio, a minimu interest coverage ratio and a minimum fixed charge coverage ratio.

Pursuant to the Term Loan Facilities, Terex Corporation has borrowed (i) $175.0 in aggregate principal amount pursuant to a Term Loan A due March 2004 (the "Term A Loan") and (ii) $200.0 in aggregate principal amount pursuant to a Term Loan B due March 2005 (the "Term B Loan"). As of March 31, 1998, the Company has $60.0 of borrowings outstanding pursuant to the Term B Loan. The outstanding principal amount of the Term A Loan currently bears interest, at Terex Corporation's option, at an all-in drawn cost of 2.00% per annum in excess of the adjusted eurodollar rate or, with respect to U.S. dollar denominated alternate based rate loans, at an all-in drawn cost of 1.00% per annum in excess of the prime rate. The outstanding principal amount of the Term B Loan currently bears interest, at Terex Corporation's option, at a rate of 2.50% per annum in excess of the adjusted eurodollar rate or, with respect to U.S. Dollar denominated alternate base rate loans, 1.50% in excess of the prime rate. The Term A Loan amortizes on a quarterly basis, in the annual percentages of 0%, 16%, 16%, 21%, 21% and 26%, respectively, during the six-year term of the loan. The Term B Loan amortizes in an annual percentage of 1% during each of the first six years of the term of the loan and 94% in the seventh year of the term of the loan. The Term A Loan and Term B Loan are subject to mandatory prepayment in certain circumstances and are voluntarily prepayable without payment of a premium (subject to reimbursement of the lenders' costs in case of prepayment of eurodollar loans other than on the last day of an interest period.)

NOTE E - COMMITMENTS AND CONTINGENCIES

The Company is involved in product liability and other lawsuits incident to the operation of its business. Insurance with third parties is maintained for certain of these items. It is management's opinion that none of these lawsuits will have a materially adverse effect on the Company's financial position.

On March 31, 1998, Terex Corporation issued and sold $150.0 aggregate principal amount of 8-7/8% Senior Subordinated Notes due 2008 (the "New Senior
Subordinated Notes"). The New Senior Subordinated Notes are jointly and severally guaranteed by Terex Corporation and its domestic subsidiaries, including PPM.